SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM MID CAP STOCK FUND



A Special Meeting of Shareholders of AIM Mid Cap Stock Fund (the "Fund"), a portfolio of AIM Stock Funds ("ASTF"), a Delaware statutory trust, was held on June 28, 2005. The meeting was held for the following purposes:

(1) To approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of AIM Mid Cap Stock Fund, an investment portfolio of ASTF, will be transferred to AIM Capital Development Fund ("Buying Fund"), which is an investment portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matters were as follows:


                                                                                                      Votes            Withheld
Matter                                                                            Votes For           Against         Abstentions
------                                                                            ---------           -------         -----------
(1)  To approve an Agreement and Plan of Reorganization (the "Agreement")
     under which all of the assets of AIM Mid Cap Stock Fund (the "Fund"), an investment portfolio of AIM Stock Funds ("ASTF"), will be transferred to AIM Capital Development Fund ("Buying Fund"), which is an investment portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying
     Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the
     termination of the Fund as a designated series of Trust.......................1,266,676.704        15,652.885        N/A


For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

[AIM INVESTMENTS LOGO APPEARS HERE]

                            AIM MID CAP STOCK FUND,
                         A PORTFOLIO OF AIM STOCK FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                    May 23, 2005

Dear Shareholder:

     We are seeking your approval of an Agreement and Plan of Reorganization (the "Agreement") that provides for the sale of the assets of AIM Mid Cap Stock Fund (the "Fund") to AIM Capital Development Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds. The funds identified for consolidation include certain smaller and less efficient funds that compete for limited shareholder assets and certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the consolidation of your Fund with Buying Fund.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Stock Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person. If you expect to attend the meeting in person, or have questions, please notify us by calling
(800) 952-3502. You may also vote by telephone or through a website established for that purpose by following the instructions that appear on the enclosed proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications, Inc., reminding you to vote.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                            AIM MID CAP STOCK FUND,
                         A PORTFOLIO OF AIM STOCK FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 28, 2005

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of AIM Mid Cap Stock Fund (the "Fund"), an investment portfolio of AIM Stock Funds ("Trust"), will be transferred to AIM Capital Development Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on June 28, 2005, at 11:00 a.m., Central Time.

     Shareholders of record as of the close of business on April 22, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

May 23, 2005

           AIM MID CAP STOCK FUND,                      AIM CAPITAL DEVELOPMENT FUND,
               A PORTFOLIO OF                                  A PORTFOLIO OF
               AIM STOCK FUNDS                                AIM EQUITY FUNDS
        11 GREENWAY PLAZA, SUITE 100                    11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                       HOUSTON, TEXAS 77046-1173
               (800) 347-4246                                  (800) 347-4246

                     COMBINED PROXY STATEMENT AND PROSPECTUS
                                  MAY 23, 2005

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM Mid Cap Stock Fund. The Special Meeting will be held on June 28, 2005, at 11:00 a.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about May 23, 2005 to all shareholders entitled to vote.

     At the Special Meeting, we are asking shareholders of AIM Mid Cap Stock Fund (your "Fund") to consider and approve an Agreement and Plan of Reorganization (the "Agreement") that provides for the reorganization of your Fund, an investment portfolio of AIM Stock Funds ("Trust"), with AIM Capital Development Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds ("Buyer") (the "Reorganization").

     Under the Agreement, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Agreement and the Reorganization as being advisable and in the best interests of your Fund.

     Trust and Buyer are both registered open-end management investment companies that issue their shares in separate series. Your Fund is a series of Trust and Buying Fund is a series of Buyer. A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     The investment objective of Buying Fund is the same as your Fund in that both seek long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of your Fund dated November 19, 2004 (the "Selling Fund Prospectus"), together with the related Statement of Additional Information dated November 19, 2004, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus. The Prospectus of Buying Fund dated February 28, 2005, (the "Buying Fund Prospectus"), and the related Statement of Additional Information dated April 29, 2005, and the Statement of Additional Information relating to the Reorganization dated May 23, 2005, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated May 23, 2005, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.

     Copies of the Prospectuses of Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about your Fund and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such report(s) or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such report(s) will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................
SUMMARY.....................................................    1
  The Reorganization........................................    1
  Comparison of Investment Objectives and Principal
     Strategies.............................................    2
  Comparison of Performance.................................    3
  Comparison of Fees and Expenses...........................    3
  Comparison of Multiple Class Structures...................    3
  Comparison of Sales Charges...............................    3
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    4
  The Board's Recommendation................................    4
RISK FACTORS................................................    5
  Risks Associated with Buying Fund.........................    5
  Comparison of Risks of Buying Fund and Your Fund..........    5
INFORMATION ABOUT BUYING FUND...............................    5
  Description of Buying Fund Shares.........................    5
  Management's Discussion of Fund Performance...............    6
  Financial Highlights......................................    6
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................    6
  Terms of the Reorganization...............................    6
  The Reorganization........................................    6
  Board Considerations......................................    6
  Other Terms...............................................    8
  Federal Income Tax Consequences...........................    9
  Accounting Treatment......................................    9
RIGHTS OF SHAREHOLDERS......................................   10
CAPITALIZATION..............................................   11
LEGAL MATTERS...............................................   12
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   12
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   12
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   13
  Proxy Statement/Prospectus................................   13
  Time and Place of Special Meeting.........................   13
  Voting in Person..........................................   13
  Voting by Proxy...........................................   13
  Voting by Telephone or the Internet.......................   13
  Quorum Requirement and Adjournment........................   14
  Vote Necessary to Approve the Agreement...................   14
  Proxy Solicitation........................................   14
  Other Matters.............................................   14
  Ownership of Shares.......................................   14

EXHIBIT A..............................  Classes of Shares of Your Fund and Corresponding Classes
                                         of Shares of Buying Fund
EXHIBIT B..............................  Comparison of Performance of Your Fund and Buying Fund
EXHIBIT C..............................  Comparison Fee Table and Expense Examples
EXHIBIT D..............................  Shares Outstanding of Each Class of Your Fund on Record
                                         Date
EXHIBIT E..............................  Ownership of Shares of Your Fund
EXHIBIT F..............................  Ownership of Shares of Buying Fund
APPENDIX I.............................  Agreement and Plan of Reorganization for Your Fund
APPENDIX II............................  Prospectus of Buying Fund
APPENDIX III...........................  Discussion of Performance of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA, INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                     SUMMARY

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. The Reorganization is one of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the Reorganization will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale.

     The Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. Your Fund and Buying Fund are managed by the same portfolio management team using similar investment techniques and invest in many of the same securities. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies by providing economies of scale in that certain fixed costs, such as legal, accounting, shareholder services and director/trustee expenses, will be spread over the greater assets of the combined fund. In addition, Buying Fund's total annual operating expenses are lower than your Fund's total annual operating expenses. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Your Fund is a series of Trust, a Delaware statutory trust. Buying Fund is a series of Buyer, also a Delaware statutory trust.

     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund, and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."

     Trust and Buyer will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganization.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund have the same investment objective. Both funds seek long-term growth of capital. Your Fund and Buying Fund also invest in similar types of securities. As a result, the Reorganization is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective of Buying Fund.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

         AIM MID CAP STOCK FUND                  AIM CAPITAL DEVELOPMENT FUND
               (YOUR FUND)                               (BUYING FUND)
         ----------------------                  ----------------------------
                              INVESTMENT OBJECTIVE

-- Long-term growth of capital.                   - Long-term growth of capital.

                              INVESTMENT STRATEGIES

-- Invests at least 80% of its net assets         - Invests primarily in securities,
   in common stocks of mid-sized                    including common stocks, convertible
   companies, which are defined as                  securities and bonds, of small- and
   companies within the range of the                medium-sized companies.
   largest and smallest capitalized
   companies included in the Russell MidCap
-- Registered Trademark
-- Index during the most recent 11-month period
   (based on month-end data) plus the most
   recent data during the current month.
-- Invests primarily in those companies           - No corresponding strategy.
   that can deliver consistently strong
   earnings growth, cash flow growth and
   return on equity, using "bottom up"
   research and focusing on company
   fundamentals and growth prospects.
-- May invest up to 100% of its assets in         - May invest up to 25% of its total
   securities of non-U.S. issuers.                  assets in foreign securities.
-- Seeks companies for the fund that meet         - Factors the portfolio managers may
   the following standards:                         consider when purchasing securities are
 - Exceptional Growth: The markets and              (1) the growth prospects for a
   industries they represent are growing            company's products; (2) the economic
   significantly faster than the economy            outlook for its industry; (3) a
   as a whole.                                      company's new product development; (4)
 - Leadership: They are leaders--                   or its operating management capabilities;
   emerging leaders -- in these markets,            (5)the relationship between the price
   securing their positions through of the          (6) relevant or some other innovative means.
   security and its estimated technology,           market, economic and political environments;
   marketing, distribution fundamental value;       and (7) financial characteristics, such as
 - Financial Validation: Their                      balance sheetanalysis and return on assets.
   returns -- in the form of sales units
   growth, rising operating margins, internal
   funding and other factors -- demonstrate
   exceptional growth and leadership.
-- May engage in active and frequent              - May engage in active and frequent
   trading of portfolio securities to               trading of portfolio securities to achieve
   achieve its investment objective.                its investment objective.

COMPARISON OF PERFORMANCE

     A chart showing the annual total returns for calendar years ended December 31 for Class A shares of your Fund and Class A shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for your Fund and Buying Fund. For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of your Fund as of July 31, 2004 and Buying Fund, as of October 31, 2004, expressed as a percentage of net assets ("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios based on historical data at a specified date and related projected data for each class of shares of Buying Fund after giving effect to the Reorganization are also provided as of October 31, 2004 as part of Exhibit C.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found at Exhibit A. In addition to the share classes of Buying Fund listed on Exhibit A, Class R shares of Buying Fund are available to investors. Your Fund has Class K shares authorized, but such shares have not yet been offered for sale or issued. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. No redemption of your Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganization. The holding period for purposes of determining whether to charge a CDSC upon redemptions of shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization will begin at the time your Fund's shares were originally purchased.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of your Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of your Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of your Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectus and the Buying Fund Prospectus and the related Statements of Additional Information.

          CLASS A                        CLASS B                         CLASS C
          -------                        -------                         -------
-- subject to an initial         - not subject to an initial     - not subject to an initial
   sales charge*                   sales charge                    sales charge
-- may be subject to a CDSC      - subject to a CDSC on          - subject to a CDSC on
   on redemptions made             certain redemptions made        certain redemptions made
   within 18 months from the       within 6 years from the         within 12 months from the
   date of certain purchases       date of purchase                date of purchase

       CLASS R                   CLASS K
 (BUYING FUND ONLY)         (YOUR FUND ONLY)         INVESTOR CLASS         INSTITUTIONAL CLASS
 ------------------         ----------------         --------------         -------------------
-- not subject to an      - not subject to an      - not subject to an      - not subject to an
   initial sales            initial sales charge     initial sales charge     initial sales charge
   charge
-- may be subject to a    - may be subject to a    - not subject to a       - not subject to a
   CDSC on redemptions      CDSC on redemptions      CDSC                     CDSC
   made within 12           made within 12
   months from the          months from the
   date of certain          date of certain
   purchases                purchases

----------------

* Your Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     The CDSC on redemptions of shares of Buying Fund is computed based on the lower of their original purchase price or current market value net of reinvested dividends and capital gains distributions.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Both your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to AIM Distributors for distribution services. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of your Fund and Buying Fund. Overall, each class of shares of Buying Fund will have the same or lower aggregate distribution and service fees as the corresponding class of shares of your Fund.

     The purchase and redemption procedures of your Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and your Fund. You can find more detailed descriptions of specific risks associated with your Fund in the Selling Fund Prospectus.

     Both your Fund and Buying Fund invest in equity securities of medium-sized companies. Buying Fund also invests in equity securities of smaller companies, whose prices may go up and down more than larger companies' securities. Investing in stocks of smaller companies can be riskier than investing in larger, more mature companies. Smaller companies may be more vulnerable to adverse developments than larger companies because they tend to have narrow product lines and more limited financial resources. Their stocks may trade less frequently and in limited volume.

     Your Fund may also focus its investments in one or more sectors, resulting in the risk that a certain sector may underperform other sectors or the market as a whole. If the portfolio managers allocate more of your Fund's portfolio holdings to a particular economic sector, as compared to Buying Fund, your Fund's overall performance will be more susceptible to the economic, business, or other developments which generally affect that sector.

                          INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of Buyer in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buyer. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares at the end of the month that is eight years after the date on which shares were purchased, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended October 31, 2004 is set forth in Appendix III to this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix II.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on July 18, 2005, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on July 15, 2005 (the "Valuation Date"). At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Agreement. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended July 31, 2004 and for the short taxable year beginning on August 1, 2004 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended July 31, 2004 and in such short taxable year (after reduction for any capital loss carryforward).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of your Fund from shareholders in accordance with its Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on February 24, 2005, at which preliminary discussions of the Reorganization took place. After careful consideration and after weighing the pros and cons of the Reorganization, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your

Fund's shareholders, and approved the Agreement and the Reorganization, at an in-person meeting of the Board held on March 22, 2005.

     Over the course of the two Board meetings, the Board received from AIM written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative sizes of your Fund and Buying Fund.

     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of any unrealized capital gains, and capital loss carryforwards, if any, available to offset future capital gains of both your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     AIM proposed the Reorganization as part of an effort to consolidate the AIM Funds' Mid Cap Growth fund offerings. In considering the Reorganization, the Board noted that the funds have the same investment objective, are managed by the same portfolio management team and invest in the same securities. In addition, Buying Fund is a larger fund than your Fund, and Buying Fund's expenses are lower than those of your Fund.

     The Board noted that Buying Fund is a significantly larger fund than your Fund. As of November 30, 2004, Buying Fund had total net assets of approximately $1.14 billion, compared with total net assets for your Fund of approximately $27 million. The larger asset base of the combined fund should provide greater investment opportunities than are currently available to your Fund as a result of its small asset size. The Board also noted that your Fund has been unable to attract sufficient assets to remain viable as a stand alone investment option. The Board also considered the performance of your Fund in relation to the performance of Buying Fund. As of November 30, 2004, the comparative performance of Class A shares of the funds (without sales loads) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                      ONE     FIVE      TEN      SINCE
                                      YEAR    YEARS    YEARS   INCEPTION   INCEPTION DATE
                                     ------   -----    -----   ---------   --------------
Your Fund..........................   9.78%    N/A      N/A     12.83%     October 1, 2001
Buying Fund........................  13.51%   6.03%     N/A     10.09%      June 17, 1996

     However, the Board noted that, in these circumstances where the same team manages both constituent funds, comparing historical performance records is less relevant. The Board also noted that Buying Fund has been able to attract and retain more assets and, therefore, should be the surviving fund in the Reorganization.

     The Board also considered the operating expenses the funds incur. The total annual operating expenses of your Fund before giving pro forma effect to the Reorganization, as a percentage of average daily net assets, are higher than the total annual operating expenses of Buying Fund. AIM reported to the Board that, based on historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund Class A, Class B, Class C, Investor Class and Institutional Class shares are expected to be approximately 0.25%, 0.25%, 0.25%, 0.25% and 0.20%, respectively, lower than your Fund's current expenses.

     The total expenses to be incurred in connection with the Reorganization are expected to be approximately $90,000. Your Fund's expenses incurred in connection with the Reorganization are expected to be approximately $69,000. The Board noted that AIM will bear all of your Fund's costs and expenses incurred in connection with the Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $21,000. Buying Fund will bear its costs and expenses incurred in connection with the Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and your Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by your Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for your Fund's shareholders to recoup expenses incurred in the Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of your Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of your Fund and Buying Fund.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommends the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

OTHER TERMS

     If any amendment is made to the Agreement following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     Trust and Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of Trust and Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - Trust and Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Trustees of Trust and the Board of Trustees of Buyer may waive without shareholder approval any default by Trust or Buyer or any failure by Trust or Buyer to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of your Fund. The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before September 30, 2005.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither Trust nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust and Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust or Buyer are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     Trust and Buyer are both Delaware statutory trusts. Generally, there are no material differences between the rights of shareholders under the Agreement and Declaration of Trust of Trust and the rights of shareholders under the Agreement and Declaration of Trust of Buyer.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 2004, (i) the capitalization of each class of shares of your Fund, (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                                    PRO FORMA
                                 YOUR FUND        YOUR FUND       BUYING FUND      BUYING FUND
                               CLASS A SHARES   CLASS K SHARES   CLASS A SHARES   CLASS A SHARES
                               --------------   --------------   --------------   --------------
Net Assets...................    $8,563,051              --       $702,448,550     $711,011,601
Shares Outstanding...........       479,404              --         38,322,320       38,789,432
Net Asset Value Per Share....    $    17.86              --       $      18.33     $      18.33

                                                                   PRO FORMA
                                 YOUR FUND       BUYING FUND      BUYING FUND
                               CLASS B SHARES   CLASS B SHARES   CLASS B SHARES
                               --------------   --------------   --------------
Net Assets...................    $4,887,371      $392,918,214     $397,805,585
Shares Outstanding...........       280,064        22,944,771       23,230,233
Net Asset Value Per Share....    $    17.45      $      17.12     $      17.12

                                                                   PRO FORMA
                                 YOUR FUND       BUYING FUND      BUYING FUND
                               CLASS C SHARES   CLASS C SHARES   CLASS C SHARES
                               --------------   --------------   --------------
Net Assets...................    $3,302,890      $ 82,858,303     $ 86,161,193
Shares Outstanding...........       190,417         4,842,373        5,035,461
Net Asset Value Per Share....    $    17.35      $      17.11     $      17.11

                                                                   PRO FORMA
                                 YOUR FUND       BUYING FUND      BUYING FUND
                               CLASS R SHARES   CLASS R SHARES   CLASS R SHARES
                               --------------   --------------   --------------
Net Assets...................            --      $  6,546,175     $  6,546,175
Shares Outstanding...........            --           358,873          358,873
Net Asset Value Per Share....            --      $      18.24     $      18.24

                                                                   PRO FORMA
                                 YOUR FUND       BUYING FUND      BUYING FUND
                               INVESTOR CLASS   INVESTOR CLASS   INVESTOR CLASS
                                   SHARES           SHARES           SHARES
                               --------------   --------------   --------------
Net Assets...................    $6,433,634      $    675,300     $  7,108,934
Shares Outstanding...........       359,177            36,832          387,779
Net Asset Value Per Share....    $    17.91      $      18.33     $      18.33

                                                                   PRO FORMA
                                 YOUR FUND       BUYING FUND      BUYING FUND
                               INSTITUTIONAL    INSTITUTIONAL    INSTITUTIONAL
                                CLASS SHARES     CLASS SHARES     CLASS SHARES
                               --------------   --------------   --------------
Net Assets...................    $8,536,156      $  3,973,181     $ 12,509,337
Shares Outstanding...........       473,922           212,973          670,386
Net Asset Value Per Share....    $    18.01      $      18.66     $      18.66

                                  LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                            BUYING FUND AND YOUR FUND

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference: (i) see "Fund Performance" for more information about the performance of your Fund;
(ii) see "Fund Management" and "Portfolio Managers" for more information about the management of your Fund; (iii) see "Shareholder Information" for more information about the pricing of shares of your Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (v) see "Dividends And Capital Gain Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                      INFORMATION FILED WITH THE SECURITIES
                             AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust and Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectus and related Statement of Additional Information is Registration No. 811-1474. Such Selling Fund Prospectus is incorporated herein by reference. The SEC file number for Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-1424. Such Buying Fund Prospectus is incorporated herein by reference.

     Trust and Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust and Buyer (including the Registration Statement of Buyer relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about May 23, 2005 to all shareholders entitled to vote. Shareholders of record as of the close of business on April 22, 2005 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit D. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on June 28, 2005, at 11:00 a.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Agreement, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of Trust in writing to the address of Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meeting that you have revoked your proxy. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganization in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganization against such adjournment. A shareholder vote may be taken on the Reorganization prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE THE AGREEMENT

     If a quorum is present, approval of the Agreement requires the affirmative vote of a majority of shares cast by the shareholders of your Fund at the Special Meeting. Abstentions and broker non-votes will not be considered votes cast at the Special Meeting.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meeting. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. AIM will bear all of your Fund's costs and expenses incurred in connection with the Reorganization, including solicitation costs. Solicitation costs are expected to be approximately $4,350.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of April 22, 2005, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit E.

     A list of the name, address and percent ownership of each person who, as of April 22, 2005, to the knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit F.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's and Buying Fund's shares by trustees and current executive officers of Trust and Buyer can be found in Exhibit E and F, respectively.

                                    EXHIBIT A

  CLASSES OF SHARES OF YOUR FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

     CLASSES OF SHARES OF YOUR FUND        CORRESPONDING CLASSES OF SHARES OF BUYING FUND
     ------------------------------        ----------------------------------------------
                 Class A                                     Class A
                 Class K                                     Class A
                 Class B                                     Class B
                 Class C                                     Class C
             Investor Class                              Investor Class
           Institutional Class                         Institutional Class

                                    EXHIBIT B

             COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND

                                  (YOUR FUND)
                             AIM MID CAP STOCK FUND

     Performance information included in the bar chart below is that of the fund's Class A shares which have the longest operating history of the fund's classes. The bar chart below shows the fund's Class A shares actual yearly performance (commonly know as its "total return") for the years ended December 31 since inception. The table below shows the pre-tax and after-tax average annual total returns of the fund's Investor Class shares and pre-tax average annual returns for Class A, B, C and Institutional Class shares for various periods ended December 31, 2004. The after-tax returns are shown only for Investor Class shares. After-tax returns for other classes of shares will vary.

     The information in the bar chart and table illustrates the variability of the fund's total return. The table shows the fund's performance compared to a broad-based securities market index, a style specific index and/or a peer group index. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below. Remember, past performance (before and after taxes) does not indicate how the fund will perform in the future.

                                    BAR CHART

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
------------                                                             -------
2002...................................................................  -16.85%
2003...................................................................   31.76%
2004...................................................................   12.48%

     During the periods shown in the bar chart, the highest quarterly return was 12.50% (quarter ended December 31, 2003) and the lowest quarterly return was (15.73)% (quarter ended September 30, 2002). The year-to-date return of AIM Mid Cap Stock Fund as of March 31, 2005 was (1.74)%.

AVERAGE ANNUAL TOTAL RETURNS(1)(2)
(INCLUDING SALES CHARGES)

                                             1-YEAR   5-YEAR   SINCE INCEPTION   INCEPTION DATE
 (FOR THE PERIOD ENDED DECEMBER 31, 2004)    ------   ------   ---------------   --------------
CLASS A
  Return before taxes......................   6.27%      --         11.74%          10/1/01
CLASS B
  Return before taxes......................   6.72       --         12.20           10/1/01
CLASS C
  Return before taxes......................  10.87       --         12.71           10/1/01
INVESTOR CLASS
  Return before taxes......................  12.65       --         20.43            9/3/02
  Return after taxes on distributions......  12.59       --         20.40
  Return after taxes on distributions and
     sale of fund shares...................   8.29       --         17.66
INSTITUTIONAL CLASS
  Return before taxes......................  12.85     3.60%        11.73            9/9/98
  S&P 500 Index(4).........................  10.87                   6.58(3)        9/30/01
  Russell Midcap Growth Index(5)...........  15.48                  13.75(3)
  Lipper Mid-Cap Growth Fund Index(6)......  14.03                   8.83(3)

----------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Investor Class only and after-tax returns for Class A, B, C and Institutional Class will vary.

(1) Total return figures include reinvested dividends and capital gain distributions and the effect of each class' expense.

(2) The total returns are for those classes of shares with a full calendar year of performance. The effect of each class' total expenses, including 12b-1 fees, front-end sales charges for Class A, and CDSC for Class B are reflected.

(3) Index comparisons begin on September 30, 2001.

(4) The Standard and Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also included the Russell Midcap Growth Index, which the fund believes more closely reflects the performance of the type of securities in which the fund invests. In addition, the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) has been included for comparison to a peer group.

(5) The Russell Midcap Growth Index is an unmanaged Index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values.

(6) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

                                  (Buying Fund)
                          AIM CAPITAL DEVELOPMENT FUND

     The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                    BAR CHART

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
------------                                                             -------
1997...................................................................   23.69%
1998...................................................................    4.53%
1999...................................................................   27.78%
2000...................................................................    9.82%
2001...................................................................   -8.65%
2002...................................................................  -21.71%
2003...................................................................   35.26%
2004...................................................................   15.44%

     During the periods shown in the bar chart, the highest quarterly return was 30.92% (quarter ended December 31, 1999) and the lowest quarterly return was (21.26)% (quarter ended September 30, 2002). The year-to-date return of AIM Capital Development Fund as of March 31, 2005 was (2.46)%.

     The following performance table compares the fund's performance to that of broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects the payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS (INCLUDING SALES CHARGES)

                                                                     SINCE
                                                 1-YEAR   5-YEAR   INCEPTION     INCEPTION DATE
   (FOR THE PERIOD ENDED DECEMBER 31, 2004)      ------   ------   ---------     --------------
CLASS A........................................                                      06/17/96
  Return Before Taxes..........................   9.07%    2.99%      9.81%
  Return After Taxes on Distributions..........   7.88     1.82       9.07
  Return After Taxes on Distributions and Sale
     of Fund Shares............................   7.45     2.06       8.37
CLASS B........................................                                      10/01/96
  Return Before Taxes..........................   9.67     3.16       8.61
CLASS C........................................                                      08/04/97
  Return Before Taxes..........................  13.68     3.48       6.97
CLASS R(1).....................................                                      06/17/96(1)
  Return Before Taxes..........................  15.32     4.00      10.36
INVESTOR CLASS(2)..............................                                      06/17/96(2)
  Return Before Taxes..........................  15.44     4.17      10.53
INSTITUTIONAL CLASS............................                                      03/15/02
  Return Before Taxes..........................  16.08       --       6.55
S&P 500 Index(3)...............................  10.87    (2.30)      8.90(8)        06/30/96(8)
Russell Midcap--Trademark-- Growth Index(4)....  15.48    (3.36)      8.24(8)        06/30/96(8)
Russell Midcap--Trademark-- Index(5)...........  20.22     7.59      12.11(8)        06/30/96(8)
Lipper Mid-Cap Growth Fund Index(6)............  14.03    (6.07)      5.55(8)        06/30/96(8)
Lipper Mid Cap Core Fund Index(7)..............  15.44     5.65      10.63(8)        06/30/96(8)

     After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C, R, Investor and Institutional Class will vary.
----------------

(1) The returns shown for the one year period are the historical returns of the fund's Class R shares. The returns shown for the five year period and since inception are the blended returns of the historical performance of the fund's Class R shares since their inception and the restated historical performance of the fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Class R shares is June 3, 2002.

(2) The returns shown for these periods are the blended returns of the historical performance of the fund's Investor Class shares since their inception and the restated historical performance of the fund's Class A shares (for the periods prior to the inception of the Investor Class shares) at the net asset value and reflect the higher Rule 12b-1 fees applicable to Class A shares. Investor Class shares would have different returns because, although the shares are invested in the same portfolio of securities, the Investor Class has a different expense structure. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Investor Class shares is November 30, 2004.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has elected to use the Standard & Poor's 500 Index as its broad-based index. The fund has also elected to use the Russell Midcap--Trademark-- Growth Index as its style specific index rather than the Russell Midcap--Trademark-- Index because the fund believes the Russell Midcap--Trademark-- Growth Index more closely reflects the performance of the types of securities in which the fund invests. In addition, the fund has included the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) for comparison to a peer group. The fund has elected to use the Lipper Mid-Cap Growth Fund Index as its peer group index rather than the Lipper Mid-Cap Core Fund Index because the Lipper Mid-Cap Growth Fund Index more closely reflects the investment style of this fund.

(4) The Russell Midcap--Trademark-- Growth Index measures the performance of those securities in the Russell Midcap Index with a higher than average growth forecast.

(5) The Russell Midcap--Trademark-- Index measures the performance of the 800 smallest companies in the Russell 1000--Registered Trademark-- Index. These stocks represent approximately 25% of the total market capitalization of the Russell 1000--Registered Trademark-- Index. The Russell 1000--Registered Trademark-- Index measures the performance of the 1,000 largest companies domiciled in the United States.

(6) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per share growth value, compared to the S&P MidCap 400 Index.

(7) The Lipper Mid-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Core category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

(8) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

                                    EXHIBIT C

                   COMPARISON FEE TABLE AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B, Class C, Class K and Investor Class shares of AIM Mid Cap Stock Fund ("Your Fund"), and of Class A, Class B, Class C, Class R, Investor Class and Institutional Class shares of AIM Capital Development Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of your Fund into Buying Fund are also provided. There is no guarantee that actual expenses will be the same as those shown in the table.

                                                             AIM MID CAP STOCK FUND                    AIM CAPITAL DEVELOPMENT FUND
                                                                   YOUR FUND                                    BUYING FUND
                                                                (AS OF 7/31/04)                              (AS OF 10/31/04)
                                       ------------------------------------------------------------------   -------------------
                                                                                 INVESTOR   INSTITUTIONAL
                                       CLASS A     CLASS B   CLASS C   CLASS K    CLASS         CLASS       CLASS A     CLASS B
                                       SHARES      SHARES    SHARES    SHARES     SHARES       SHARES       SHARES      SHARES
                                       -------     -------   -------   -------   --------   -------------   -------     -------
SHAREHOLDER TRANSACTION EXPENSES
 (fees paid directly from your
 investment)
Maximum Sales Charge (Load) Imposed
 on Purchases (as a percentage of
 offering price).....................   5.50%       None      None      None       None         None         5.50%       None
Maximum Deferred Sales Charge (Load)
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)............   None(1)(2)  5.00%     1.00%     None(3)    None         None         None(1)(2)  5.00%
ANNUAL FUND OPERATING EXPENSES(5)
 (expenses that are deducted from
 fund assets)
Management Fees......................   1.00%       1.00%     1.00%     1.00%      1.00%        1.00%        0.67%       0.67%
Distribution and/or Service (12b-1)
 Fees(6).............................   0.35%       1.00%     1.00%     0.45%      0.25%          --         0.35%       1.00%
Other Expenses(7)....................   1.67%       1.67%     1.67%     1.67%      1.67%        1.45%        0.39%       0.39%
Total Annual Fund Operating
 Expenses............................   3.02%       3.67%     3.67%     3.12%      2.92%        2.45%        1.41%       2.06%
Fee Waivers/Reimbursements(8)........   1.02%       1.02%     1.02%     1.02%      1.02%        1.02%          --          --
Net Annual Fund Operating
 Expenses(10)(11)(12)................   2.00%       2.65%     2.65%     2.10%      1.90%        1.43%        1.41%       2.06%


                                             AIM CAPITAL DEVELOPMENT FUND
                                                       BUYING FUND
                                                     (AS OF 10/31/04)
                                       --------------------------------------------
                                                           INVESTOR   INSTITUTIONAL
                                       CLASS C   CLASS R    CLASS         CLASS
                                       SHARES    SHARES     SHARES       SHARES
                                       -------   -------   --------   -------------
SHAREHOLDER TRANSACTION EXPENSES
 (fees paid directly from your
 investment)
Maximum Sales Charge (Load) Imposed
 on Purchases (as a percentage of
 offering price).....................   None      None       None          None
Maximum Deferred Sales Charge (Load)
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)............   1.00%     None(4)    None          None
ANNUAL FUND OPERATING EXPENSES(5)
 (expenses that are deducted from
 fund assets)
Management Fees......................   0.67%     0.67%      0.67%         0.67%
Distribution and/or Service (12b-1)
 Fees(6).............................   1.00%     0.50%      0.25%           --
Other Expenses(7)....................   0.39%     0.39%      0.39%         0.48%
Total Annual Fund Operating
 Expenses............................   2.06%     1.56%      1.31%         1.15%
Fee Waivers/Reimbursements(8)........     --        --         --          0.28%(9)
Net Annual Fund Operating
 Expenses(10)(11)(12)................   2.06%     1.56%      1.31%         0.87%

                                                         AIM CAPITAL DEVELOPMENT FUND
                                                                 BUYING FUND
                                                              PRO FORMA COMBINED
                                                               (AS OF 10/31/04)
                                       ----------------------------------------------------------------
                                                                               INVESTOR   INSTITUTIONAL
                                       CLASS A   CLASS B   CLASS C   CLASS R    CLASS         CLASS
                                       SHARES    SHARES    SHARES    SHARES     SHARES       SHARES
                                       -------   -------   -------   -------   --------   -------------
SHAREHOLDER TRANSACTION EXPENSES
 (fees paid directly from your
 investment)
Maximum Sales Charge (Load) Imposed
 on Purchases (as a percentage of
 offering price).....................   5.50%     None      None      None       None         None
Maximum Deferred Sales Charge (Load)
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)............   None      5.00%     1.00%     None(4)    None         None
ANNUAL FUND OPERATING EXPENSES(5)
 (expenses that are deducted from
 fund assets)
Management Fees......................   0.67%     0.67%     0.67%     0.67%      0.67%        0.67%
Distribution and/or Service (12b-1)
 Fees(6).............................   0.35%     1.00%     1.00%     0.50%      0.25%          --
Other Expenses(7)....................   0.41%     0.41%     0.41%     0.41%      0.41%        0.17%
Total Annual Fund Operating
 Expenses............................   1.43%     2.08%     2.08%     1.58%      1.33%        0.84%
Fee Waivers/Reimbursements(8)........     --        --        --        --         --           --
Net Annual Fund Operating
 Expenses(10)(11)(12)................   1.43%     2.08%     2.08%     1.58%      1.33%        0.84%

----------------

 (1) If you buy $1,000,000 or more of Class A shares and redeem those shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge (CDSC) at the time of redemption.

 (2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase

 (3) If you are a retirement plan participant, you may pay a 0.70% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (4) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (5) There is no guarantee that actual expenses will be the same as those shown in the table.

 (6) Because each class pays a 12b-1 distribution and service fee which is based upon each class's assets, if you own shares of a fund for a certain period of time, you may pay more than the economic equivalent of the maximum front-end sales charge permitted for mutual funds by the National Association of Securities Dealers, Inc.

 (7) Effective April 1, 2004, the Board of Trustees approved a revised expense allocation methodology for AIM Mid Cap Stock Fund. Effective July 1, 2004, the Board of Trustees approved an amendment to the administrative services and transfer agency agreements for AIM Mid Cap Stock Fund. Other Expenses have been restated to reflect these changes. Other Expenses for Class K shares are based on estimated average net assets for the current fiscal year.

 (8) The advisor for AIM Mid Cap Stock Fund has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 2.00%, 2.65%, 2.65%, 1.90% and 1.65% on Class A, Class B, Class
     C, Investor Class and Institutional Class shares, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the caps stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), or items designated as such by the Fund's Board of Trustees; (v) expense related to a merger or reorganization, as approved by the Fund's Board of Trustees, and (vi) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP described more fully below, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. This expense limitation agreement is in effect through July 31, 2005.

 (9) The transfer agent has contractually agreed to reimburse class specific transfer agent fees to the extent necessary to limit transfer agent fees to 0.10% of average net assets of the Institutional Class. The expense limitation agreement is in effect through October 31, 2005. The Fee Waiver reflects this agreement.

(10) The advisor for AIM Mid Cap Stock Fund has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed above) to 1.65%, 2.30%, 2.30%, 1.55% and 1.30% on Class A, Class B, Class
     C, Investor Class and Institutional Class shares, respectively. Upon closing of the Reorganization, the advisor has agreed to voluntarily limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of AIM Capital Development Fund Class A, Class B, Class C, Class R, Investor Class and Institutional Class to 1.65%, 2.30%, 2.30%, 1.80%, 1.55% and 1.30%, respectively. These expense limitation agreements may be modified or discontinued upon consultation with the Board of Trustees without further notice to investors.

(11) At the request of the Trustees of AIM Stock Funds and AIM Equity Funds, AMVESCAP PLC agreed to reimburse the Trust for fund expenses related to market timing matters.

(12) Effective January 1, 2005 through June 30, 2006, the advisor for AIM Mid Cap Stock Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Your Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
AIM MID CAP STOCK FUND (YOUR FUND)
Class A.............................................  $742   $1,341   $1,965   $3,635
Class B.............................................   768    1,329    2,011    3,715
Class C.............................................   368    1,029    1,811    3,858
Class K.............................................   213      867    1,546    3,359
Investor Class......................................   193      808    1,448    3,170
Institutional Class.................................   168      687    1,233    2,726
AIM CAPITAL DEVELOPMENT FUND (BUYING FUND)
Class A.............................................  $686   $  972   $1,279   $2,148
Class B.............................................   709      946    1,308    2,223
Class C.............................................   309      646    1,108    2,390
Class R.............................................   159      493      850    1,856
Investor Class......................................   133      415      718    1,579
Institutional Class.................................    89      338      606    1,373
AIM CAPITAL DEVELOPMENT FUND (BUYING FUND) --
  PRO FORMA COMBINED
Class A.............................................  $688   $  978   $1,289   $2,169
Class B.............................................   711      952    1,319    2,244
Class C.............................................   311      652    1,119    2,410
Class R.............................................   161      499      860    1,878
Investor Class......................................   135      421      729    1,601
Institutional Class.................................    86      268      466    1,037

     You would pay the following expenses if you did not redeem your shares:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
AIM MID CAP STOCK FUND (YOUR FUND)
Class A.............................................  $742   $1,341   $1,965   $3,635
Class B.............................................   268    1,029    1,811    3,715
Class C.............................................   268    1,029    1,811    3,858
Class K.............................................   213      867    1,546    3,359
Investor Class......................................   193      808    1,448    3,170
Institutional Class.................................   168      687    1,233    2,726
AIM CAPITAL DEVELOPMENT FUND (BUYING FUND)
Class A.............................................  $686   $  972   $1,279   $2,148
Class B.............................................   209      646    1,108    2,223
Class C.............................................   209      646    1,108    2,390
Class R.............................................   159      493      850    1,856
Investor Class......................................   133      415      718    1,579
Institutional Class.................................    89      338      606    1,373
AIM CAPITAL DEVELOPMENT FUND (BUYING FUND) --
  PRO FORMA COMBINED
Class A.............................................  $688   $  978   $1,289   $2,169
Class B.............................................   211      652    1,119    2,244
Class C.............................................   211      652    1,119    2,410
Class R.............................................   161      499      860    1,878
Investor Class......................................   135      421      729    1,601
Institutional Class.................................    86      268      466    1,037

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                    EXHIBIT D

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of April 22, 2005, there were the following number of shares outstanding of each class of your Fund:

YOUR FUND
- ---------
Class A Shares:.............................................  642,410.913
Class B shares:.............................................  382,474.528
Class C shares:.............................................  208,122.603
Class K shares:.............................................            0
Investor Class shares:......................................  344,492.577
Institutional Class shares:.................................  769,722.172

                                    EXHIBIT E

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of April 22, 2005, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" your Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                             AIM MID CAP STOCK FUND

                                                                  NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                               CLASS OF SHARES   SHARES OWNED    OF RECORD*
-----------------                              ---------------   ------------   -------------
Charles Schwab & Co. Inc. ...................     Class A         170,951.05       26.61%
  Special Custody Account for the
  Exclusive Benefit of Customers
  Attn: Mutual Funds
  101 Montgomery Street
  San Francisco, CA 94104-4122
Merrill Lynch................................     Class A          51,436.40        8.01%
  4800 Deer Lake Drive East
  Jacksonville, FL 32246-6484
Merrill Lynch................................     Class B          27,589.88        7.21%
  4800 Deer Lake Drive East
  Jacksonville, FL 32246-6484
Merrill Lynch................................     Class C          16,600.12        7.98%
  4800 Deer Lake Drive East
  Jacksonville, FL 32246-6484
AIM Moderate Asset Allocation Fund...........   Inst. Class       715,540.99       92.96%
  OMNIBUS Account
  C/O AIM Advisors
  11 E. Greenway Plaza, Suite 100
  Houston, TX 77046-1113

----------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of the Trust, the ownership of shares of AIM Mid Cap Stock Fund by executive officers and trustees of the Trust, as a group constituted less than 1% of the outstanding shares of each class of such fund as of April 22, 2005.

                                    EXHIBIT F

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of April 22, 2005, to the best knowledge of Buyer owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                          AIM CAPITAL DEVELOPMENT FUND

                                                 CLASS OF       NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                  SHARES       SHARES OWNED    OF RECORD*
-----------------                               -------------   ------------   -------------
Merrill Lynch Pierce Fenner & Smith..........     Class A      1,878,949.87       5.65%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith..........     Class B      2,282,769.40       9.33%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets House Account.......     Class B      1,630,439.30       6.67%
  Attn: Cindy Tempesta 7th Floor
  333 West 34th Street
  New York, NY 10001-2402
Merrill Lynch Pierce Fenner & Smith..........     Class C        563,265.47      12.57%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Coastgear & Company..........................     Class C        407,587.49       9.10%
  State Street Bank & Trust
  Attn: Kevin Smith
  105 Rosemont Avenue
  Westwood, MA 02090-2318
A I M Advisors, Inc. ........................  Institutional         593.99      95.50%
  Attn: Corporate Controller                       Class
  11 East Greenway Plaza Suite 1919
  Houston, TX 77046-1103
Deferred Comp. Plan..........................    Investor          3,318.49       6.28%
  FBO Owen Daly                                    Class
  Attn: Sherri Morris
  P.O. Box 4333
  Houston, TX 77210-4333

----------------

* Buyer has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best knowledge of the Trust, the following table sets forth certain information regarding the ownership of the shares of common stock of Buying Fund by the trustees and executive officers of the Trust. No information is given if a trustee or officer held no shares of any or all classes of such fund on April 22, 2005.

                                                                 NUMBER OF     PERCENT OWNED
NAME OF TRUSTEE/OFFICER                       CLASS OF SHARES   SHARES OWNED     OF RECORD
-----------------------                       ---------------   ------------   -------------
Edward K. Dunn..............................  Investor Class     15,126.146(1)    28.62%
Carl Frischling.............................  Investor Class     14,422.175(1)    27.29%

----------------

(1) Certain of these shares may be attributed to shares credited to the applicable trustee under the trustee's Deferred Compensation Agreements.

                                                                       APENDIX I


                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                       FOR

                             AIM MID CAP STOCK FUND,

                             A SEPARATE PORTFOLIO OF

                                 AIM STOCK FUNDS

                                 MARCH 22, 2005

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1 DEFINITIONS................................................................................   1
         SECTION 1.1.    Definitions.................................................................   1

ARTICLE 2 TRANSFER OF ASSETS.........................................................................   5
         SECTION 2.1.    Reorganization of Selling Fund..............................................   5
         SECTION 2.2.    Computation of Net Asset Value..............................................   5
         SECTION 2.3.    Valuation Date..............................................................   5
         SECTION 2.4.    Delivery....................................................................   6
         SECTION 2.5.    Termination of Series and Redemption of Selling Fund Shares.................   6
         SECTION 2.6.    Issuance of Buying Fund Shares..............................................   6
         SECTION 2.7.    Investment Securities.......................................................   6
         SECTION 2.8.    Liabilities.................................................................   7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...................................................   7
         SECTION 3.1.    Organization; Authority.....................................................   7
         SECTION 3.2.    Registration and Regulation of Seller.......................................   7
         SECTION 3.3.    Financial Statements........................................................   7
         SECTION 3.4.    No Material Adverse Changes; Contingent Liabilities.........................   8
         SECTION 3.5.    Selling Fund Shares; Business Operations....................................   8
         SECTION 3.6.    Accountants.................................................................   8
         SECTION 3.7.    Binding Obligation..........................................................   9
         SECTION 3.8.    No Breaches or Defaults.....................................................   9
         SECTION 3.9.    Authorizations or Consents..................................................   9
         SECTION 3.10.   Permits.....................................................................   9
         SECTION 3.11.   No Actions, Suits or Proceedings............................................  10
         SECTION 3.12.   Contracts...................................................................  10
         SECTION 3.13.   Properties and Assets.......................................................  10
         SECTION 3.14.   Taxes.......................................................................  10
         SECTION 3.15.   Benefit and Employment Obligations..........................................  11
         SECTION 3.16.   Brokers.....................................................................  11
         SECTION 3.17.   Voting Requirements.........................................................  11
         SECTION 3.18.   State Takeover Statutes.....................................................  11
         SECTION 3.19.   Books and Records...........................................................  11
         SECTION 3.20.   Prospectus and Statement of Additional Information..........................  12
         SECTION 3.21.   No Distribution.............................................................  12
         SECTION 3.22.   Liabilities of Selling Fund.................................................  12
         SECTION 3.23.   Value of Shares.............................................................  12
         SECTION 3.24.   Shareholder Expenses........................................................  12
         SECTION 3.25.   Intercompany Indebtedness; Consideration....................................  12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER....................................................  12
         SECTION 4.1.    Organization; Authority.....................................................  12
         SECTION 4.2.    Registration and Regulation of Buyer........................................  12
         SECTION 4.3.    Financial Statements........................................................  13

         SECTION 4.4.    No Material Adverse Changes; Contingent Liabilities.........................  13
         SECTION 4.5.    Registration of Buying Fund Shares..........................................  13
         SECTION 4.6.    Accountants.................................................................  14
         SECTION 4.7.    Binding Obligation..........................................................  14
         SECTION 4.8.    No Breaches or Defaults.....................................................  14
         SECTION 4.9.    Authorizations or Consents..................................................  15
         SECTION 4.10.   Permits.....................................................................  15
         SECTION 4.11.   No Actions, Suits or Proceedings............................................  15
         SECTION 4.12.   Taxes.......................................................................  15
         SECTION 4.13.   Brokers.....................................................................  16
         SECTION 4.14.   Representations Concerning the Reorganization...............................  16
         SECTION 4.15.   Prospectus and Statement of Additional Information..........................  17
         SECTION 4.16.   Value of Shares.............................................................  17
         SECTION 4.17.   Intercompany Indebtedness; Consideration....................................  17

ARTICLE 5 COVENANTS..................................................................................  17
         SECTION 5.1.    Conduct of Business.........................................................  17
         SECTION 5.2.    Expenses....................................................................  18
         SECTION 5.3.    Further Assurances..........................................................  18
         SECTION 5.4.    Notice of Events............................................................  18
         SECTION 5.5.    Consents, Approvals and Filings.............................................  18
         SECTION 5.6.    Submission of Agreement to Shareholders.....................................  19

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION.................................................  19
         SECTION 6.1.    Conditions Precedent of Buyer...............................................  19
         SECTION 6.2.    Mutual Conditions...........................................................  19
         SECTION 6.3.    Conditions Precedent of Seller..............................................  21

ARTICLE 7 TERMINATION OF AGREEMENT...................................................................  21
         SECTION 7.1.    Termination.................................................................  21
         SECTION 7.2.    Survival After Termination..................................................  22

ARTICLE 8 MISCELLANEOUS..............................................................................  22
         SECTION 8.1.    Survival of Representations, Warranties and Covenants.......................  22
         SECTION 8.2.    Governing Law...............................................................  22
         SECTION 8.3.    Binding Effect, Persons Benefiting, No Assignment...........................  22
         SECTION 8.4.    Obligations of Buyer and Seller.............................................  22
         SECTION 8.5.    Amendments..................................................................  23
         SECTION 8.6.    Enforcement.................................................................  23
         SECTION 8.7.    Interpretation..............................................................  23
         SECTION 8.8.    Counterparts................................................................  23
         SECTION 8.9.    Entire Agreement; Exhibits and Schedules....................................  23
         SECTION 8.10.   Notices.....................................................................  23
         SECTION 8.11.   Representations by Investment Adviser.......................................  24
         SECTION 8.12.   Successors and Assigns; Assignment..........................................  25

EXHIBIT A                Excluded Liabilities of Selling Fund
SCHEDULE 2.1             Classes of Shares of Selling Fund and Corresponding
                        Classes of Shares of Buying Fund
SCHEDULE 3.4             Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.4             Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.5(a)          Classes of Shares of Buying Fund
SCHEDULE 4.14(b)         Permitted Reorganizations of Funds
SCHEDULE 6.2(f)          Tax Opinions

                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2005 (this "Agreement"), by and among AIM Stock Funds, a Delaware statutory trust ("Seller"), acting on behalf of AIM Mid Cap Stock Fund ("Selling Fund"), a separate series of Seller, AIM Equity Funds, a Delaware statutory trust ("Buyer"), acting on behalf of AIM Capital Development Fund ("Buying Fund"), a separate series of Buyer, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH

      WHEREAS, Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund, for sale to the public; and

      WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to the public; and

      WHEREAS, Seller desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

      WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund and is making certain representations, warranties and agreements set forth in this Agreement;

      WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

      NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Seller and Buyer agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

      "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

      "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

      "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

      "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

      "Buyer" means AIM Equity Funds, a Delaware statutory trust.

      "Buyer Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

      "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

      "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 811-1424.

      "Buying Fund" means AIM Capital Development Fund, a separate series of Buyer.

      "Buying Fund Auditors" means Ernst & Young LLP.

      "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended October 31, 2004.

      "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

      "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

      "Closing Date" means July 18, 2005, or such other date as the parties may mutually agree upon.

      "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

      "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

      "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

      "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

      "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

      "Investment Adviser" means A I M Advisors, Inc.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

      "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

      "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

      "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

      "NYSE" means the New York Stock Exchange.

      "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

      "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

      "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

      "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

      "Seller" means AIM Stock Funds, a Delaware statutory trust.

      "Seller Custodian" means State Street Bank and Trust acting in its capacity as custodian for the assets of Selling Fund.

      "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 811-1474.

      "Selling Fund" means AIM Mid Cap Stock Fund, a separate series of Seller.

      "Selling Fund Auditors" means PricewaterhouseCoopers LLP.

      "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended July 31, 2004.

      "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

      "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

      "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement.

      "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

      "Termination Date" means September 30, 2005, or such later date as the parties may mutually agree upon.

      "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

      "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                    ARTICLE 2

                               TRANSFER OF ASSETS

      SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

      SECTION 2.2. Computation of Net Asset Value.

            (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

            (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

            (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

            (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

      SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

      SECTION 2.4. Delivery.

            (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

            (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

      SECTION 2.5. Termination of Series and Redemption of Selling Fund Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Seller shall be terminated and Seller shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller.

      SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

      SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective

Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

      SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

      SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

      SECTION 3.5. Selling Fund Shares; Business Operations.

            (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to
Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

            (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) Except for the Senior Officer Seller is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

      SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary trust action on the part of Seller, other than approval by the shareholders of Selling Fund, and
(i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

      SECTION 3.10. Permits. Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.11. No Actions, Suits or Proceedings.

            (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

            (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Seller's Board of Trustees.

      SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

      SECTION 3.14. Taxes.

            (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended July 31, 2004 and for the short taxable year beginning on August 1, 2004 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended July 31, 2004 and in such short taxable year (after reduction for any capital loss carryover).

            (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 3.15. Benefit and Employment Obligations. Except for the unfunded trustee retirement plan and the trustee deferred compensation plan, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

      SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

      SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement.

      SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

      SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

      SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

      SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

      SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor.

      SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

      SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

      SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

      SECTION 4.5. Registration of Buying Fund Shares.

            (a) Buying Fund currently has those classes of shares that are set forth on Schedule 4.5(a). Under its Governing Documents, Buyer is authorized to issue an unlimited number of shares of each such class.

            (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

            (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

            (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

      SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary trust action on the part of Buyer and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

      SECTION 4.10. Permits. Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 4.11. No Actions, Suits or Proceedings.

            (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

            (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Buyer's Board of Trustees.

      SECTION 4.12. Taxes.

            (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

            (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

      SECTION 4.14. Representations Concerning the Reorganization.

            (a) There is no plan or intention by Buyer or any person related to Buyer to acquire or redeem any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

            (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

            (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

            (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund to redeem, or by any person related to Buying Fund to acquire any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

      SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

      SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                    ARTICLE 5

                                    COVENANTS

      SECTION 5.1. Conduct of Business.

            (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

            (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

      SECTION 5.2. Expenses. The Investment Adviser shall bear the costs and expenses incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by or on behalf of Buying Fund or Selling Fund shall not be reimbursed or paid for by another Person unless those expenses are solely and directly related to the Reorganization.

      SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

      SECTION 5.4. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller would be likely to result in any of the conditions specified in (i) in the case of Seller, Sections 6.1 and 6.2 or (ii) in the case of Buyer, Sections
6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

      SECTION 5.5. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications

      SECTION 5.6. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Agreement. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable and advisable after the date hereof.

                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

      SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

            (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

            (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

            (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

            (d) The dividend or dividends described in the last sentence of
Section 3.14(a) shall have been declared.

            (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

            (f) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

      SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

            (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

            (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

            (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

            (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.2(f) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

            (f) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

      SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

            (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

            (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

            (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer (in such capacity) certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 7

                            TERMINATION OF AGREEMENT

      SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

            (a)   by mutual written consent of Seller and Buyer; or

            (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

                  (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

                  (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

      SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                    ARTICLE 8

                                  MISCELLANEOUS

      SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

      SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

      SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

      SECTION 8.4. Obligations of Buyer and Seller.

            (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund. Seller further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Buyer in his or her capacity as an officer of Buyer intending to bind Buyer as provided herein, and that no officer, trustee or shareholder of Buyer shall be personally liable for the liabilities or obligations of Buyer incurred hereunder. Finally, Seller acknowledges and agrees that the liabilities and obligations of Buying Fund pursuant to this Agreement shall be enforceable against the assets of Buying Fund only and not against the assets of Buyer generally or assets belonging to any other series of Buyer.

            (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Seller in his or her capacity as an officer of Seller intending to bind Seller as provided herein, and that no officer, trustee or shareholder of Seller shall be personally liable for the liabilities or obligations of Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund only and not against the assets of Seller generally or assets belonging to any other series of Seller.

      SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

      SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

      SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

      SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

      SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

            (a)   If to Seller:

                  AIM Stock Funds
                  11 Greenway Plaza, Suite 100
                  Houston, TX  77046-1173
                  Attn: Kevin M. Carome

                  with a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, PA 19103-7599
                  Attn: Martha J. Hays

            (b)   If to Buyer:

                  AIM Equity Funds
                  11 Greenway Plaza, Suite 100
                  Houston, TX  77046-1173
                  Attn: Kevin M. Carome

                  with a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, PA  19103-7599
                  Attn: Martha J. Hays

      SECTION 8.11. Representations by Investment Adviser.

            (a) In its capacity as investment adviser to Seller, the Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(a), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

            (b) In its capacity as investment adviser to Buyer, the Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(b), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

      SECTION 8.12. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and permitted assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted reorganizations of funds set forth on Schedule 4.14(b).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         AIM STOCK FUNDS, acting on behalf
                                         of  AIM MID CAP STOCK FUND

                                         By: /s/ ROBERT H. GRAHAM
                                             ---------------------------------
                                         Name:  Robert H. Graham
                                               -------------------------------
                                         Title: President
                                               -------------------------------

                                         AIM EQUITY FUNDS, acting on
                                         behalf of AIM CAPITAL DEVELOPMENT FUND

                                         By: /s/ ROBERT H. GRAHAM
                                             ---------------------------------
                                         Name:  Robert H. Graham
                                               -------------------------------
                                         Title: President
                                               -------------------------------

                                         A I M ADVISORS, INC.


                                         By: /s/ MARK H. WILLIAMSON
                                             ---------------------------------
                                         Name:  Mark H. Williamson
                                               -------------------------------
                                         Title: President
                                               -------------------------------

                                    EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING FUND

                                                    Corresponding Classes of
      Classes of Shares of Selling Fund              Shares of Buying Fund

           AIM Mid Cap Stock Fund                   AIM Capital Development Fund

               Class A Shares                              Class A Shares
               Class K Shares                              Class A Shares
               Class B Shares                              Class B Shares
               Class C Shares                              Class C Shares
           Investor Class Shares                        Investor Class Shares
         Institutional Class Shares                  Institutional Class Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 4.4

                  CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

None.

                                 SCHEDULE 4.5(a)

                        CLASSES OF SHARES OF BUYING FUND

Classes of Shares of Buying Fund
AIM Capital Development Fund
          Class A Shares
          Class B Shares
          Class C Shares
          Class R Shares
         Investor Shares
       Institutional Shares

                                SCHEDULE 4.14(b)

                       PERMITTED REORGANIZATIONS OF FUNDS

      AIM Balanced Fund into AIM Basic Balanced Fund

      AIM Emerging Growth Fund into AIM Aggressive Growth Fund

      AIM Libra Fund into AIM Aggressive Growth Fund

      AIM Health Sciences Fund into AIM Global Health Care Fund

      AIM Dent Demographic Trends Fund into AIM Weingarten Fund

      AIM Total Return Fund into AIM Basic Balanced Fund

      AIM Core Stock Fund into AIM Diversified Dividend Fund

                                 SCHEDULE 6.2(f)

                                  TAX OPINIONS

      (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

      (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

      (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

      (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

      (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

      (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

      (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

      (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

      (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                     APPENDIX II


                                                    AIM CAPITAL DEVELOPMENT FUND

                                                                      PROSPECTUS
                                                               FEBRUARY 28, 2005

AIM Capital Development seeks to provide long-term growth of capital.

-------------------------------------------------------------------------------

This prospectus contains important information about the Class A, B, C, R and Investor Class shares of the fund. Please read it before investing and keep it for future reference.

Investor Class shares offered by this prospectus are offered only to grandfathered investors. Please see the section of the prospectus entitled "Purchasing Shares--Grandfathered Investors."

As with all other mutual fund securities, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether the information in this prospectus is adequate or accurate. Anyone who tells you otherwise is committing a crime.

An investment in the fund: - - is not FDIC insured; - - may lose value; and - - is not guaranteed by a bank.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

TABLE OF CONTENTS
-------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES                  1
-------------------------------------------------------

PRINCIPAL RISKS OF INVESTING IN THE FUND             1
-------------------------------------------------------

DISCLOSURE OF PORTFOLIO HOLDINGS                     1
-------------------------------------------------------

PERFORMANCE INFORMATION                              2
-------------------------------------------------------

Annual Total Returns                                 2

Performance Table                                    3

FEE TABLE AND EXPENSE EXAMPLE                        4
-------------------------------------------------------

Fee Table                                            4

Expense Example                                      4

FUND MANAGEMENT                                      5
-------------------------------------------------------

The Advisor                                          5

Advisor Compensation                                 6

Portfolio Manager                                    6

OTHER INFORMATION                                    6
-------------------------------------------------------

Sales Charges                                        6

Dividends and Distributions                          6

FINANCIAL HIGHLIGHTS                                 7
-------------------------------------------------------

SHAREHOLDER INFORMATION                            A-1
-------------------------------------------------------

Choosing a Share Class                             A-1

Excessive Short-Term Trading Activity
  Disclosures                                      A-5

Purchasing Shares                                  A-7

Redeeming Shares                                   A-9

Exchanging Shares                                 A-11

Pricing of Shares                                 A-14

Taxes                                             A-16

OBTAINING ADDITIONAL INFORMATION            Back Cover
-------------------------------------------------------

The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investments, AIM Investor, AIM Lifetime America, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA Invest with DISCIPLINE, The AIM College Savings Plan, AIM Solo 401(k), AIM Investments and Design and Your goals. Our solutions. are registered service marks and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design, and myaim.com are service marks of A I M Management Group Inc. AIM Trimark is a service mark of A I M Management Group Inc. and AIM Funds Management Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

INVESTMENT OBJECTIVE AND STRATEGIES
-------------------------------------------------------------------------------

The fund's investment objective is long-term growth of capital. The investment objective of the fund may be changed by the Board of Trustees without shareholder approval.

    The fund seeks to meet its objective by investing primarily in securities, including common stocks, convertible securities and bonds, of small- and medium-sized companies. Among factors which the portfolio manager may consider when purchasing these securities are (1) the growth prospects for a company's products; (2) the economic outlook for its industry; (3) a company's new product development; (4) its operating management capabilities; (5) the relationship between the price of the security and its estimated fundamental value; (6) relevant market, economic and political environments; and (7) financial characteristics, such as balance sheet analysis and return on assets. The portfolio manager considers whether to sell a particular security when any one of these factors materially changes or when the securities are no longer considered medium-sized company securities. The fund may also invest up to 25% of its total assets in foreign securities. For cash management purposes, the fund may also hold a portion of its assets in cash or cash equivalents, including shares of affiliated money market funds. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

    In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. As a result, the fund may not achieve its investment objective.

PRINCIPAL RISKS OF INVESTING IN THE FUND
-------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

    Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

    An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

DISCLOSURE OF PORTFOLIO HOLDINGS
-------------------------------------------------------------------------------

A description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings is available in the fund's Statement of Additional Information.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

PERFORMANCE INFORMATION
-------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                          ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
------------                                                             -------
1997...................................................................   23.69%
1998...................................................................    4.53%
1999...................................................................   27.78%
2000...................................................................    9.82%
2001...................................................................   -8.65%
2002...................................................................  -21.71%
2003...................................................................   35.26%
2004...................................................................   15.44%


    During the periods shown in the bar chart, the highest quarterly return was 30.92% (quarter ended December 31, 1999) and the lowest quarterly return was - -21.26% (quarter ended September 30, 2002).

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

PERFORMANCE TABLE

The following performance table compares the fund's performance to that of broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS
----------------------------------------------------------------------
(for the periods
ended December 31,                            SINCE         INCEPTION
2004)                  1 YEAR     5 YEARS    INCEPTION        DATE
----------------------------------------------------------------------
Class A                                                     06/17/96
  Return Before Taxes    9.07%      2.99%        9.81%
  Return After Taxes
    on Distributions     7.88       1.82         9.07
  Return After Taxes
    on Distributions
    and Sale of Fund
    Shares               7.45       2.06         8.37
Class B                                                     10/01/96
  Return Before Taxes    9.67       3.16         8.61
Class C                                                     08/04/97
  Return Before Taxes   13.68       3.48         6.97
Class R(1)                                                  06/17/96(1)
  Return Before Taxes   15.32       4.00        10.36
Investor Class(2)                                           06/17/96(2)
  Return Before Taxes   15.44       4.17        10.53
-----------------------------------------------------------------------
S&P 500 Index(3)        10.87      (2.30)     8.90(8)       06/30/96(8)
Russell
  Midcap--Trademark--
  Growth Index(4)       15.48      (3.36)     8.24(8)       06/30/96(8)
Russell
  Midcap--Trademark--
  Index(5)              20.22       7.59     12.11(8)       06/30/96(8)
Lipper Mid-Cap Growth
  Fund Index(6)         14.03      (6.07)     5.55(8)       06/30/96(8)
Lipper Mid Cap Core
  Fund Index(7)         15.44       5.65     10.63(8)       06/30/96(8)
-----------------------------------------------------------------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C, R and Investor Class will vary.

(1) The returns shown for the one year period are the historical returns of the fund's Class R shares. The returns shown for the five year period and since inception are the blended returns of the historical performance of the fund's Class R shares since their inception and the restated historical performance of the fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Class R shares is June 3, 2002.
(2) The returns shown for these periods are the blended returns of the historical performance of the fund's Investor Class shares since their inception and the restated historical performance of the fund's Class A shares (for the periods prior to the inception of the Investor Class shares) at the net asset value and reflect the higher Rule 12b-1 fees applicable to Class A shares. [Investor Class shares would have different returns because, although the shares are invested in these same portfolio of securities, the Investor Class has a different expense structure.] The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Investor Class shares is November 30, 2004.
(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. The fund has elected to use the Standard & Poor's 500 Index as its broad-based index. The fund has also elected to use the Russell Midcap--Trademark-- Growth Index as its style specific index rather than the Russell Midcap--Trademark-- Index because the fund believes the Russell Midcap--Trademark-- Growth Index more closely reflects the performance of the types of securities in which the fund invests. In addition, the fund has included the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) for comparison to a peer group. The fund has elected to use the Lipper Mid-Cap Growth Fund Index as its peer group index rather than the Lipper Mid-Cap Core Fund Index because the Lipper Mid-Cap Growth Fund Index more closely reflects the investment style of this fund.
(4) The Russell Midcap--Trademark-- Growth Index measures the performance of those securities in the Russell Midcap Index with a higher than average growth forecast.
(5) The Russell Midcap--Trademark-- Index measures the performance of the 800 smallest companies in the Russell 1000--Registered Trademark-- Index. These stocks represent approximately 25% of the total market capitalization of the Russell 1000--Registered Trademark-- Index. The Russell 1000--Registered Trademark-- Index measures the performance of the 1,000 largest companies domiciled in the United States.
(6) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index.
(7) The Lipper Mid Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid Cap Core category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index.
(8) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

SHAREHOLDER FEES
----------------------------------------------------------------------------------------------
(fees paid directly from                                                            INVESTOR
your investment)                      CLASS A      CLASS B    CLASS C    CLASS R    CLASS
----------------------------------------------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)     5.50%        None       None       None       None

Maximum Deferred Sales Charge (Load)
(as a percentage of original
purchase price or redemption
proceeds, whichever is less)            None(1,2)    5.00%      1.00%      None(3)    None
----------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES(4)
--------------------------------------------------------------------------------------------
(expenses that are deducted                                                        INVESTOR
from fund assets)                          CLASS A   CLASS B   CLASS C   CLASS R   CLASS
--------------------------------------------------------------------------------------------
Management Fees                             0.67%     0.67%     0.67%     0.67%      0.67%

Distribution and/or Service (12b-1) Fees    0.35      1.00      1.00      0.50       0.25

Other Expenses                              0.39      0.39      0.39      0.39       0.39

Total Annual Fund Operating Expenses(5)     1.41      2.06      2.06      1.56       1.31
--------------------------------------------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.
(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(4) There is no guarantee that actual expenses will be the same as those shown in the table.
(5) At the request of the Trustees of AIM Equity Funds, AMVESCAP (as defined herein) has agreed to reimburse the Trust for fund expenses related to market timing matters. Total Annual Fund Operating Expenses net of this arrangement were 1.40%, 2.05%, 2.05%, 1.55% and 1.30% for Class A, Class B, Class C, Class R and Investor Class shares, respectively, for the year ended October 31, 2004.

If a financial institution is managing your account you may also be charged a transaction or other fee by such financial institution.

    As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. To the extent fees are waived and/or expenses are reimbursed, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------
Class A                                     $686     $972     $1,279     $2,148
Class B                                      709      946      1,308      2,223
Class C                                      309      646      1,108      2,390
Class R                                      159      493        850      1,856
Investor Class                               133      415        718      1,579
--------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Class A                                     $686     $972     $1,279     $2,148
Class B                                      209      646      1,108      2,223
Class C                                      209      646      1,108      2,390
Class R                                      159      493        850      1,856
Investor Class                               133      415        718      1,579
--------------------------------------------------------------------------------

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISOR

A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the fund's operations and provides investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

    The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives.

    On October 8, 2004, INVESCO Funds Group, Inc. (IFG) (the former investment advisor to certain AIM funds) and AIM reached final settlements with certain regulators, including without limitation the Securities and Exchange Commission
(SEC), the New York Attorney General (NYAG) and the Colorado Attorney General
(COAG), to resolve civil enforcement actions and investigations related to market timing activity and related issues in the AIM funds, including those formerly advised by IFG. These regulators alleged, in substance, that IFG and AIM failed to disclose in the prospectuses for the AIM funds that they advised and to the independent directors/trustees of such funds that they had entered into certain arrangements permitting market timing of such funds, thereby breaching their fiduciary duties to such funds. As a result of the foregoing, the regulators alleged that IFG and AIM breached various Federal and state securities, business and consumer protection laws. On the same date, A I M Distributors, Inc. (ADI) (the distributor of the retail AIM funds) reached a final settlement with the SEC to resolve an investigation relating to market timing activity and related issues in the AIM funds. The SEC also alleged that ADI violated various Federal securities laws. The SEC also has settled related market timing enforcement actions brought against certain former officers and employees of IFG.

    Under the settlements, $325 million will be made available for distribution to the shareholders of those AIM funds that IFG formerly advised that were harmed by market timing activity, and $50 million will be made available for distribution to the shareholders of those AIM funds advised by AIM that were harmed by market timing activity. These settlement funds will be distributed in accordance with a methodology to be determined by an independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC. In addition, as required by the settlements, AIM is in the process of making certain governance and compliance reforms and reviewing its policies and procedures.

    At the request of the trustees of the AIM funds, AMVESCAP PLC ("AMVESCAP"), the parent company of IFG and AIM, has agreed to pay expenses incurred by such funds related to market timing matters.

    The independent trustees of the AIM funds have been assisted by their own independent counsel and financial expert in their own investigation of market timing activity in the AIM funds. A special committee, consisting of four independent trustees, was formed to oversee this investigation. None of the costs of this investigation will be borne by the AIM funds or by fund shareholders.

    IFG, AIM, certain related entities, certain of their current and former officers and/or certain of the AIM funds have received regulatory inquiries in the form of subpoenas or other oral or written requests for information and/or documents related to one or more of the following issues: market timing activity, late trading, fair value pricing, excessive or improper advisory and/or distribution fees, mutual fund sales practices, including but not limited to revenue sharing and directed-brokerage arrangements, investments in securities of other registered investment companies, contractual plans, issues related to Section 529 college savings plans and procedures for locating lost securityholders. Additional regulatory inquiries related to these or other issues may be received by the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    A number of civil lawsuits related to market timing, late trading and related issues have been filed against (depending on the lawsuit) certain of the AIM funds, IFG, AIM, AMVESCAP, certain related entities, certain of their current and former officers and/or certain unrelated third parties. All such lawsuits based on allegations of market timing, late trading and related issues have been transferred to the United States District Court for the District of Maryland for consolidated or coordinated pre-trial proceedings. Other civil lawsuits have been filed against (depending on the lawsuit) IFG, AIM, ADI, certain related entities, certain of their current and former officers and/or certain of the AIM funds and their trustees alleging the improper use of fair value pricing, excessive advisory and/or distribution fees, improper charging of distribution fees on limited offering funds or share classes and improper mutual fund sales practices and directed-brokerage arrangements and participation in class action settlements. Additional civil lawsuits related to the above or other issues may be filed against the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the fund's Statement of Additional Information and on AIM's Internet website under the heading "Settled Enforcement Actions and Investigations Related to Market Timing, Regulatory Inquiries and Pending Litigation" (http://www.aiminvestments.com/regulatory).

    As a result of the matters discussed above, investors in the AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

ADVISOR COMPENSATION

During the fiscal year ended October 31, 2004, the advisor received compensation of 0.67% of average daily net assets.

PORTFOLIO MANAGER

The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

-- Paul J. Rasplicka, (lead manager), Senior Portfolio Manager, has been responsible for the fund since 1998 and has been associated with the advisor and/or its affiliates since 1994. As the lead manager, Mr. Rasplicka generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment,and the management of daily cash flows in accordance with portfolio holdings.The degree to which Mr. Rasplicka may perform these functions, and the nature of these functions, may change from time to time.

-- Michael Chapman, Portfolio Manager, who has been responsible for the fund since 2002 and has been associated with the advisor and/or its affiliates since 2001. From 1999 to 2001, he was an equity analyst with Chase Manhattan Bank.

    They are assisted by the advisor's Small/Mid Cap Core Team, which may be comprised of portfolio managers, research analysts and other investment professionals of the advisor. Team members provide research support and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website (http://www.aiminvestments.com). The website is not part of this prospectus.

    Effective April 29, 2005, Michael Chapman will be removed from the management of the fund. Also effective April 29, 2005, the fund's portfolio manager will be assisted by the advisor's Mid Cap Growth and GARP Team.

    The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage.

OTHER INFORMATION
--------------------------------------------------------------------------------

SALES CHARGES

Purchases of Class A shares of AIM Capital Development Fund are subject to the maximum 5.50% initial sales charge as listed under the heading "CATEGORY I Initial Sales Charges" in the "Shareholder Information--Choosing a Share Class" section of this prospectus. Certain purchases of Class A shares at net asset value may be subject to the contingent deferred sales charge listed in that section. Purchases of Class B and Class C shares are subject to the contingent deferred sales charges listed in that section. Certain purchases of Class R shares may be subject to the contingent deferred sales charge listed in that section.

DIVIDENDS AND DISTRIBUTIONS

The fund expects that its distributions, if any, will consist primarily of capital gains.

DIVIDENDS

The fund generally declares and pays dividends, if any, annually.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance. Certain information reflects financial results for a single fund share.

    The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

    The information for the fiscal years 2004, 2003, 2002 and 2001 has been audited by Ernst & Young LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request. Information prior to fiscal year 2001 was audited by other public accountants.

                                                                                            CLASS A
                                                              -------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------------------------
                                                                2004             2003           2002           2001        2000
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $  16.66         $  12.80       $  14.69       $  21.79    $  15.24
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                   (0.08)(a)        (0.08)(a)      (0.04)(a)      (0.04)      (0.13)
----------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                   1.70             3.94          (1.85)         (4.27)       6.68
=================================================================================================================================
    Total from investment operations                              1.62             3.86          (1.89)         (4.31)       6.55
=================================================================================================================================
Less distributions from net realized gains                       (0.42)              --             --          (2.79)         --
=================================================================================================================================
Net asset value, end of period                                $  17.86         $  16.66       $  12.80       $  14.69    $  21.79
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Total return(b)                                                   9.87%           30.16%        (12.87)%       (21.76)%     42.98%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $617,194         $545,691       $456,268       $576,660    $759,838
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Ratio of expenses to average net assets                           1.40%(c)(d)      1.53%          1.38%          1.33%       1.28%
=================================================================================================================================
Ratio of net investment income (loss) to average net assets      (0.46)%(c)       (0.56)%        (0.29)%        (0.21)%     (0.60)%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Portfolio turnover rate                                             74%             101%           120%           130%        101%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and the returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $580,388,749.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 1.41%.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                            CLASS B
                                                              -------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------------------------
                                                                2004             2003           2002           2001        2000
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $  15.79         $  12.21       $  14.10       $  21.16    $  14.90
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                   (0.18)(a)        (0.16)(a)      (0.14)(a)      (0.15)      (0.26)
----------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                   1.60             3.74          (1.75)         (4.12)       6.52
=================================================================================================================================
    Total from investment operations                              1.42             3.58          (1.89)         (4.27)       6.26
=================================================================================================================================
Less distributions from net realized gains                       (0.42)              --             --          (2.79)         --
=================================================================================================================================
Net asset value, end of period                                $  16.79         $  15.79       $  12.21       $  14.10    $  21.16
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Total return(b)                                                   9.13%           29.32%        (13.40)%       (22.29)%     42.01%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $376,355         $392,382       $346,456       $454,018    $617,576
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Ratio of expenses to average net assets                           2.05%(c)(d)      2.18%          2.03%          1.99%       1.99%
=================================================================================================================================
Ratio of net investment income (loss) to average net assets      (1.11)%(c)       (1.21)%        (0.94)%        (0.87)%     (1.30)%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================
Portfolio turnover rate                                             74%             101%           120%           130%        101%
---------------------------------------------------------------------------------------------------------------------------------
=================================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and the returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $396,797,209.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 2.06%

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                         CLASS C
                                                              --------------------------------------------------------------
                                                                                  YEAR ENDED OCTOBER 31,
                                                              --------------------------------------------------------------
                                                               2004            2003          2002          2001       2000
----------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $ 15.78         $ 12.20       $ 14.10       $ 21.15    $ 14.89
----------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                  (0.18)(a)       (0.16)(a)     (0.14)(a)     (0.14)     (0.25)
-----------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                  1.59            3.74         (1.76)        (4.12)      6.51
============================================================================================================================
    Total from investment operations                             1.41            3.58         (1.90)        (4.26)      6.26
============================================================================================================================
Less distributions from net realized gains                      (0.42)             --            --         (2.79)        --
============================================================================================================================
Net asset value, end of period                                $ 16.77         $ 15.78       $ 12.20       $ 14.10    $ 21.15
----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================
Total return(b)                                                  9.07%          29.34%       (13.48)%      (22.24)%    42.04%
----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $73,929         $68,356       $56,298       $66,127    $82,982
----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================
Ratio of expenses to average net assets                          2.05%(c)(d)     2.18%         2.03%         1.99%      1.99%
============================================================================================================================
Ratio of net investment income (loss) to average net assets     (1.11)%(c)      (1.21)%       (0.94)%       (0.87)%    (1.30)%
----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================
Portfolio turnover rate                                            74%            101%          120%          130%       101%
----------------------------------------------------------------------------------------------------------------------------
============================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and the returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $72,963,303.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 2.06%.

                          ----------------------------
                          AIM CAPITAL DEVELOPMENT FUND
                          ----------------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                               CLASS R
                                                              -----------------------------------------
                                                                                          JUNE 3, 2002
                                                                   YEAR ENDED              (DATE SALES
                                                                   OCTOBER 31,            COMMENCED) TO
                                                              ---------------------        OCTOBER 31,
                                                               2004           2003            2002
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $16.62         $12.79          $ 16.62
-------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                 (0.10)(a)      (0.10)(a)        (0.03)(a)
--------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                 1.68           3.93            (3.80)
=======================================================================================================
    Total from investment operations                            1.58           3.83            (3.83)
=======================================================================================================
Less distributions from net realized gains                     (0.42)            --               --
=======================================================================================================
Net asset value, end of period                                $17.78         $16.62          $ 12.79
-------------------------------------------------------------------------------------------------------
=======================================================================================================
Total return(b)                                                 9.65%         29.95%          (23.05)%
-------------------------------------------------------------------------------------------------------
=======================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $5,622         $1,154          $    10
-------------------------------------------------------------------------------------------------------
=======================================================================================================
Ratio of expenses to average net assets                         1.55%(c)(d)    1.68%            1.54%(e)
=======================================================================================================
Ratio of net investment income (loss) to average net assets    (0.61)%(c)     (0.71)%          (0.44)%(e)
-------------------------------------------------------------------------------------------------------
=======================================================================================================
Portfolio turnover rate(f)                                        74%           101%             120%
-------------------------------------------------------------------------------------------------------
=======================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and the returns for shareholder transactions. Not annualized for periods less than one year.
(c) Ratios are based on average daily net assets of $2,864,084.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 1.56%.
(e) Annualized.
(f) Not annualized for periods less than one year.

                                 -------------
                                  THE AIM FUNDS
                                 -------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

In addition to the fund, AIM serves as investment advisor to many other mutual funds (the funds). The following information is about all the funds.

CHOOSING A SHARE CLASS

Most of the funds have multiple classes of shares, each class representing an interest in the same portfolio of investments. Certain classes have higher expenses than other classes which may lower the return on your investment relative to a less expensive class. In deciding which class of shares to purchase, you should consider, among other things, (i) the length of time you expect to hold your shares, (ii) the provisions of the distribution plan, if any, applicable to the class (iii) the eligibility requirements that apply to purchases of a particular class, and (iv) any services you may receive in making your investment determination. In addition, you should consider the other factors described below. Please contact your financial advisor to assist you in making your decision.

CLASS A(1)           CLASS A3          CLASS B(3)            CLASS C           CLASS K           CLASS R           INVESTOR CLASS
-----------------------------------------------------------------------------------------------------------------------------------
- - Initial sales      - No initial      - No initial          - No initial      - No initial     - No initial     - No initial
    charge               sales charge      sales charge          sales charge      sales charge     sales charge     sales charge

- - Reduced or waived  - No contingent   - Contingent          - Contingent      - Generally, no  - Generally, no  - No contingent
    initial sales        deferred sales    deferred sales        deferred sales    contingent       contingent       deferred sales
    charge for           charge            charge on             charge on         deferred sales   deferred sales   charge
    certain                                redemptions           redemptions       charge(2)        charge(2)
    purchases(2)                           within six            within one
                                           years                 year(6)

- - Generally, lower   - 12b-1 fee of    - 12b-1 fee of        - 12b-1 fee of    - 12b-1 fee of   - 12b-1 fee of   - 12b-1 fee of
    distribution and     0.35%             1.00%                 1.00%             0.45%            0.50%            0.25%(9)
    service (12b-1)
    fee than Class B,
    Class C, Class K or
    Class R shares
    (See "Fee Table and
    Expense
  Example")

                       - Does not        - Converts to         - Does not         - Does not      - Does not       - Does not
                         convert to        Class A shares        convert to Class   convert to      convert to       convert to
                         Class A shares    at the end of         A shares           Class A shares  Class A shares   Class A shares
                                           the month which
                                           is eight years
                                           after the date on
                                           which shares were
                                           purchased along
                                           with a pro rata
                                           portion of its
                                           reinvested dividends
                                           and distributions(4)

- - Generally more     - Available only  - Purchase            - Generally more  - Generally,      - Generally,      - Closed to new
    appropriate for      for a limited     orders limited        appropriate       only available    only available    investors,
    long-term            number of         to amount less        for short-        to retirement     to employee       except as
    investors            funds             than                  term investors    plans,            benefit           described in
                                           $100,000(5)                             educational       plans(8)          the
                                                               - Purchase          savings                             "Purchasing
                                                                 orders limited    programs and                        Shares --
                                                                 to amount less    wrap programs                       Grandfathered
                                                                 than                                                  Investors"
                                                                 $1,000,000(7)                                         section of
                                                                                                                       your
                                                                                                                       prospectus
------------------------------------------------------------------------------------------------------------------------------------


Certain funds also offer Institutional Class shares to certain eligible institutional investors; consult the fund's Statement of Additional Information for details.

(1) As of the close of business on October 30, 2002, Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund were closed to new investors.

(2) A contingent deferred sales charge may apply in some cases.

(3) Class B shares are not available as an investment for retirement plans maintained pursuant to Section 401 of the Internal Revenue Code. These plans include 401(k) plans (including AIM Solo 401(k) plans), money purchase pension plans and profit sharing plans. Plans that have existing accounts invested in Class B shares will continue to be allowed to make additional purchases.

(4) AIM Money Market Fund: Class B shares convert to AIM Cash Reserve Shares. AIM Global Equity Fund: If you held Class B shares on May 29, 1998 and continue to hold them, those shares will convert to Class A shares of that fund at the end of the month which is seven years after the date on which shares were purchased. If you exchange those shares for Class B shares of another fund, the shares into which you exchanged will not convert to Class A shares until the end of the month which is eight years after the date on which you purchased your original shares.

(5) Any purchase order for Class B shares in an amount equal to or in excess of $100,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

(6) A contingent deferred sales charge (CDSC) does not apply to redemption of Class C shares of AIM Short Term Bond Fund unless you exchange Class C shares of another fund that are subject to a CDSC into AIM Short Term Bond Fund.

(7) Any purchase order for Class C shares in an amount equal to or in excess of $1,000,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------


(8) Generally, Class R shares are only available to employee benefit plans. These may include, for example, retirement and deferred compensation plans maintained pursuant to Sections 401, 403, 457 of the Internal Revenue Code; nonqualified deferred compensation plans; health savings accounts maintained pursuant to Section 223 of the Internal Revenue Code, respectively; and voluntary employees' beneficiary arrangements maintained pursuant to Section 501(c)(9) of the Internal Revenue Code. Retirement plans maintained pursuant to Section 401 generally include 401(k) plans, profit sharing plans, money purchase pension plans, and defined benefit plans. Retirement plans maintained pursuant to Section 403 must be established and maintained by non-profit organizations operating pursuant to Section 501(c)(3) of the Internal Revenue Code in order to purchase Class R shares. Class R shares are generally not available for individual retirement accounts such as traditional, Roth, SEP, SAR-SEP and SIMPLE IRAs.



(9) Investor Class shares of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio do not have a 12b-1 fee.
- ------------------------------------------------------------------------------

DISTRIBUTION AND SERVICE (12b-1) FEES

Each fund (except AIM Tax-Free Intermediate Fund with respect to its Class A shares and AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio with respect to their Investor Class shares) has adopted 12b-1 plans that allow the fund to pay distribution fees to A I M Distributors, Inc. (ADI) for the sale and distribution of its shares and fees for services provided to shareholders, all or a substantial portion of which are paid to the dealer of record. Because the fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES

Sales charges on the funds and classes of those funds are detailed below. As used below, the term "offering price" with respect to all categories of Class A shares includes the initial sales charge.

    Certain categories of persons are permitted to purchase Class A shares of the funds without paying an initial sales charge because their transactions involve little expense, such as persons who have a relationship with the funds or with AIM and certain programs for purchase. For more detailed information regarding eligibility to purchase or redeem shares at reduced or without sales charges, please consult the fund's website at www.aiminvestments.com and click on the links "My Account", Service Center, or consult the fund's Statement of Additional Information, which is available upon request free of charge.

INITIAL SALES CHARGES
The funds (except AIM Short Term Bond Fund) are grouped into three categories with respect to initial sales charges. The "Other Information" section of your prospectus will tell you in what category your particular fund is classified.

CATEGORY I INITIAL SALES CHARGES
--------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $   25,000      5.50%          5.82%
                 $ 25,000 but less than $   50,000      5.25           5.54
                 $ 50,000 but less than $  100,000      4.75           4.99
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      3.00           3.09
                 $500,000 but less than $1,000,000      2.00           2.04
--------------------------------------------------------------------------------

CATEGORY II INITIAL SALES CHARGES
---------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
-------------------------------------------------------------------------------
                              Less than $   50,000      4.75%          4.99%
                 $ 50,000 but less than $  100,000      4.00           4.17
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      2.50           2.56
                 $500,000 but less than $1,000,000      2.00           2.04
--------------------------------------------------------------------------------

CATEGORY III INITIAL SALES CHARGES
---------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      1.00%          1.01%
                 $100,000 but less than $  250,000      0.75           0.76
                 $250,000 but less than $1,000,000      0.50           0.50
------------------------------------------------------------------------------

AIM SHORT TERM BOND FUND INITIAL SALES CHARGES
--------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      2.50%          2.56%
                 $100,000 but less than $  250,000      2.00           2.04
                 $250,000 but less than $  500,000      1.50           1.52
                 $500,000 but less than $1,000,000      1.25           1.27
------------------------------------------------------------------------------

SHARES SOLD WITHOUT A SALES CHARGE
You will not pay an initial sales charge on purchases of Class A shares of AIM Tax-Exempt Cash Fund or AIM Cash Reserve Shares of AIM Money Market Fund.

    You will not pay an initial sales charge or a contingent deferred sales charge (CDSC) on Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund.

    You will not pay an initial sales charge or a CDSC on Investor Class shares of any fund.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS A SHARES AND AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND You can purchase $1,000,000 or more (a Large Purchase) of Class A shares of Category I and II funds and AIM Short Term Bond Fund at net asset value. However, if you redeem these shares prior to 18 months after the date of purchase, they will be subject to a CDSC of 1%.

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------


    If you currently own Class A shares of a Category I or II fund or AIM Short Term Bond Fund and make additional purchases at net asset value that result in account balances of $1,000,000 or more, the additional shares purchased will be subject to an 18-month, 1% CDSC.

    Some retirement plans can purchase Class A shares at their net asset value per share. If ADI paid a concession to the dealer of record in connection with a Large Purchase of Class A shares by a retirement plan, the Class A shares may be subject to a 1% CDSC at the time of redemption if all retirement plan assets are redeemed within one year from the date of the plan's initial purchase.

    You may be charged a CDSC when you redeem AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

    ADI may pay a dealer concession and/or a service fee for Large Purchases and purchases by certain retirement plans.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS B AND CLASS C SHARES You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages:

YEAR SINCE
PURCHASE MADE                                                  CLASS B   CLASS C
--------------------------------------------------------------------------------
First                                                            5%       1%
Second                                                           4       None
Third                                                            3       None
Fourth                                                           3       None
Fifth                                                            2       None
Sixth                                                            1       None
Seventh and following                                          None      None
--------------------------------------------------------------------------------

You can purchase Class C shares of AIM Short Term Bond Fund at their net asset value and not subject to a CDSC. However, you may be charged a CDSC when you redeem Class C shares of AIM Short Term Bond Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS K AND CLASS R SHARES You can purchase Class K and Class R shares at their net asset value per share. If ADI pays a concession to the dealer of record, however, the Class K shares are subject to a 0.70% CDSC and the Class R shares are subject to a 0.75% CDSC at the time of redemption if all retirement plan assets are redeemed within 12 months from the date of the retirement plan's initial purchase.

COMPUTING A CDSC
The CDSC on redemptions of shares is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions. In determining whether to charge a CDSC, we will assume that you are redeeming shares on which there is no CDSC first and, then, shares in the order of purchase.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS

You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial advisor must notify the transfer agent at the time of purchase that your purchase qualifies for such treatment. Certain individuals and employer-sponsored retirement plans may link accounts for the purpose of qualifying for lower initial sales charges. You or your financial consultant must provide other account numbers to be considered for Rights of Accumulation, or mark the Letter of Intent section on the account application, or provide other relevant documentation, so that the transfer agent can verify your eligibility for the reduction or exception. Consult the fund's Statement of Additional Information for details.

REDUCED SALES CHARGES
You may be eligible to buy Class A shares at reduced initial sales charge rates under Rights of Accumulation or Letters of Intent under certain circumstances.

    Purchases of Class A shares of AIM Tax-Exempt Cash Fund, Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, AIM Cash Reserve Shares of AIM Money Market Fund and Class B and Class C shares of AIM Floating Rate Fund and Investor Class shares of any fund will not be taken into account in determining whether a purchase qualifies for a reduction in initial sales charges pursuant to Rights of Accumulation or Letters of Intent.

RIGHTS OF ACCUMULATION
You may combine your new purchases of Class A shares of a fund with fund shares currently owned (Class A, B, C, K or R) and investments in the AIM College Savings Plan(SM) for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the public offering price of all other shares you own. The transfer agent may automatically link certain accounts registered in the same name, with the same taxpayer identification number, for the purpose of qualifying you for lower initial sales charge rates.

LETTERS OF INTENT
Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of the funds during a 13-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the 13-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

INITIAL SALES CHARGE EXCEPTIONS
You will not pay initial sales charges

- - on shares purchased by reinvesting dividends and distributions;

- - when exchanging shares among certain funds; and

- - when a merger, consolidation, or acquisition of assets of a fund occurs.

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

CONTINGENT DEFERRED SALES CHARGE (CDSC) EXCEPTIONS
You will not pay a CDSC

--  if you redeem Class B shares you held for more than six years;

--  if you redeem Class C shares you held for more than one year;

-- if you redeem Class C shares of a fund other than AIM Short Term Bond Fund and you received such Class C shares by exchanging Class C shares of AIM Short Term Bond Fund;

-- if you redeem Class C shares of AIM Short Term Bond Fund unless you received such Class C shares by exchanging Class C shares of another fund and the original purchase was subject to a CDSC;

-- if you are a participant in a retirement plan and your plan redeems, at any time, less than all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

-- if you are a participant in a retirement plan and your plan redeems, after having held them for more than one year from the date of the plan's initial purchase, all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

-- if you are a participant in a qualified retirement plan and redeem Class A, Class C, Class K or Class R shares in order to fund a distribution;

-- if you participate in the Systematic Redemption Plan and withdraw up to 12% of the value of your shares that are subject to a CDSC in any twelve-month period;

--  if you redeem shares to pay account fees;

-- for redemptions following the death or post-purchase disability of a shareholder or beneficial owner;

-- if you redeem shares acquired through reinvestment of dividends and distributions; and

--  on increases in the net asset value of your shares.

There may be other situations when you may be able to purchase or redeem shares at reduced or without sales charges. Consult the fund's Statement of Additional Information for details.

ADDITIONAL PAYMENTS TO FINANCIAL ADVISORS

The financial advisor through which you purchase your shares may receive all or a portion of the sales charges and Rule 12b-1 distribution fees discussed above. In addition to those payments, ADI or one or more of its corporate affiliates (collectively, ADI Affiliates) may make additional cash payments to financial advisors in connection with the promotion and sale of shares of AIM funds. These additional cash payments may include cash revenue sharing payments and other payments for certain administrative services, transaction processing services and certain other marketing support services. ADI Affiliates make these payments from their own resources, from ADI's retention of underwriting concessions and from payments to ADI under Rule 12b-1 plans. In this context, "financial advisors" include any broker, dealer, bank (including bank trust departments), registered investment advisor, financial planner, retirement plan administrator and any other financial intermediary having a selling, administration or similar agreement with ADI Affiliates.

    ADI Affiliates make revenue sharing payments as incentives to certain financial advisors to promote and sell shares of AIM funds. The benefits ADI Affiliates receive when they make these payments include, among other things, placing AIM funds on the financial advisor's funds sales system, placing AIM funds on the financial advisor's preferred or recommended fund list, and access (in some cases on a preferential basis over other competitors) to individual members of the financial advisor's sales force or to the financial advisor's management. Revenue sharing payments are sometimes referred to as "shelf space" payments because the payments compensate the financial advisor for including AIM funds in its fund sales system (on its "sales shelf"). ADI Affiliates compensate financial advisors differently depending typically on the level and/or type of considerations provided by the financial advisor. The revenue sharing payments ADI Affiliates make may be calculated on sales of shares of AIM funds (Sales-Based Payments), in which case the total amount of such payments shall not exceed 0.25% of the public offering price of all shares sold by the financial advisor during the particular period. Such payments also may be calculated on the average daily net assets of the applicable AIM funds attributable to that particular financial advisor (Asset-Based Payments), in which case the total amount of such cash payments shall not exceed 0.25% per annum of those assets during a defined period. Sales-Based Payments primarily create incentives to make new sales of shares of AIM funds and Asset-Based Payments primarily create incentives to retain previously sold shares of AIM funds in investor accounts. ADI Affiliates may pay a financial advisor either or both Sales-Based Payments and Asset-Based Payments.

    ADI Affiliates also may make other payments to certain financial advisors for processing certain transactions or account maintenance activities (such as processing purchases, redemptions or exchanges or producing customer account statements) or for providing certain other marketing support services (such as financial assistance for conferences, seminars or sales or training programs at which ADI Affiliates personnel may make presentations on AIM funds to the financial advisor's sales force). Financial advisors may earn profits on these payments for these services, since the amount of the payment may exceed the cost of providing the service. Certain of these payments are subject to limitations under applicable law.

    ADI Affiliates are motivated to make the payments described above since they promote the sale of AIM fund shares and the retention of those investments by clients of financial advisors. To the extent financial advisors sell more shares of AIM funds or retain shares of AIM funds in their clients' accounts, ADI Affiliates benefit from the incremental management and other fees paid to ADI Affiliates by the AIM funds with respect to those assets.

    You can find further details in the fund's Statement of Additional Information about these payments and the services provided by financial advisors. In certain cases these payments could be significant to the financial advisor. Your financial advisor may charge you

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

additional fees or commissions other than those disclosed in this prospectus. You can ask your financial advisor about any payments it receives from ADI Affiliates or the AIM funds, as well as about fees and/or commissions it charges.

EXCESSIVE SHORT-TERM TRADING ACTIVITY DISCLOSURES

While the funds provide their shareholders with daily liquidity, their investment programs are designed to serve long-term investors. Excessive short-term trading activity in the funds' shares (i.e., a purchase of fund shares followed shortly thereafter by a redemption of such shares, or vice versa) may hurt the long-term performance of certain funds by requiring them to maintain an excessive amount of cash or to liquidate portfolio holdings at a disadvantageous time, thus interfering with the efficient management of such funds by causing them to incur increased brokerage and administrative costs. Where excessive short-term trading activity seeks to take advantage of arbitrage opportunities from stale prices for portfolio securities, the value of fund shares held by long-term investors may be diluted. The Boards of Trustees have adopted policies and procedures designed to discourage excessive or short-term trading of fund shares for all funds except the money market funds. However, there is the risk that these funds' policies and procedures will prove ineffective in whole or in part to detect or prevent excessive or short-term trading. These funds may alter their policies at any time without prior notice to shareholders if the advisor believes the change would be in the best interests of long-term shareholders.

    AIM and its affiliates (collectively, AIM Affiliates) currently use the following tools designed to discourage excessive short-term trading in the retail funds:

(1) trade activity monitoring;

(2) trading guidelines;

(3) redemption fee on trades in certain funds; and

(4) use of fair value pricing consistent with procedures approved by the Boards of Trustees of the funds.

Each of these tools is described in more detail below. Although these tools are designed to discourage excessive short-term trading, you should understand that none of these tools alone nor all of them taken together eliminate the possibility that excessive short-term trading activity in the funds will occur. Moreover, each of these tools involves judgments that are inherently subjective. The AIM Affiliates seek to make these judgments to the best of their abilities in a manner that they believe is consistent with long-term shareholder interests.

    The Boards of Trustees of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio (the money market funds) have not adopted any policies and procedures that would limit frequent purchases and redemptions of such funds' shares. The Boards do not believe that it is appropriate to adopt any such policies and procedures for the money market funds for the following reasons:

-- The money market funds are offered to investors as cash management vehicles. Investors must perceive an investment in such funds as an alternative to cash, and must be able to purchase and redeem shares regularly and frequently.

-- One of the advantages of a money market fund as compared to other investment options is liquidity. Any policy that diminishes the liquidity of the money market funds will be detrimental to the continuing operations of such funds.

-- The money market funds' portfolio securities are valued on the basis of amortized cost, and such funds seeks to maintain a constant net asset value. As a result, there are no price arbitrage opportunities.

-- Because the money market funds seek to maintain a constant net asset value, investors expect to receive upon redemption the amount they originally invested in such funds. Imposition of redemption fees would run contrary to investor expectations.

    The Boards considered the risks of not having a specific policy that limits frequent purchases and redemptions, and it determined that those risks are minimal, especially in light of the reasons for not having such a policy as described above. Nonetheless, to the extent that the fund must maintain additional cash and/or securities with short-term durations than may otherwise be required, the fund's yield could be negatively impacted.

TRADE ACTIVITY MONITORING

The AIM Affiliates monitor selected trades on a daily basis in an effort to detect excessive short-term trading activities. If, as a result of this monitoring, the AIM Affiliates believe that a shareholder has engaged in excessive short-term trading, they may, in their discretion, ask the shareholder to stop such activities or refuse to process purchases or exchanges in the shareholder's accounts other than exchanges into a money market fund. In making such judgments, the AIM Affiliates seek to act in a manner that they believe is consistent with the best interests of long-term shareholders.

    The ability of the AIM Affiliates to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts. This is one reason why this tool cannot eliminate the possibility of excessive short-term trading.

TRADING GUIDELINES

If you exceed four exchanges out of a fund (other than AIM Money Market Fund, AIM Tax-Exempt Cash Fund, AIM Limited Maturity Treasury Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio) per calendar year, or a fund or an AIM Affiliate determines, in its sole discretion, that your short-term trading activity is excessive (regardless of whether or not

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
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you exceed such guidelines), it may, in its discretion, reject any additional purchase and exchange orders. Each fund and the AIM Affiliates reserve the discretion to accept exchanges in excess of these guidelines on a case-by-case basis if they believe that granting such exceptions would be consistent with the best interests of shareholders. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. The movement out of one fund (redemption) and into one or more other funds (purchase) on the same day shall be counted as one exchange. Exchanges effected as part of programs that have been determined by an AIM Affiliate to be non-discretionary, such as dollar cost averaging, portfolio rebalancing, or other automatic non-discretionary programs that involve exchanges, generally will not be counted toward the trading guidelines limitation of four exchanges out of a fund per calendar year.

    The ability of the AIM Affiliates to monitor exchanges made by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to implement these trading guidelines and may be further limited by systems limitations applicable to those types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of effecting or monitoring the trading guidelines.

    Some investments in the funds are made indirectly through vehicles such as qualified tuition plans, variable annuity and insurance contracts, and funds of funds which use the funds as underlying investments (each a conduit investment vehicle). If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to impose exchange limitations on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle.

REDEMPTION FEE

You may be charged a 2% redemption fee if you redeem, including redeeming by exchange, shares of certain funds within 30 days of purchase. See "Redeeming Shares -- Redemption Fee" for more information.

    The ability of a fund to assess a redemption fee on the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to assess such fees and may be further limited by systems limitations applicable to these types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of processing the redemption fee. The provider of this system is working to enhance the system to facilitate the processing of this fee.

    For additional discussion of the applicability of redemption fees on shares of the fund held through omnibus accounts, retirement plan accounts, approved fee-based program accounts and conduit investment vehicles, see "Redeeming Shares -- Redemption Fee".

FAIR VALUE PRICING

Securities owned by a fund are to be valued at current market value if market quotations are readily available. All other securities and assets of a fund for which market quotations are not readily available are to be valued at fair value determined in good faith using procedures approved by the Board of Trustees of the fund. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    See "Pricing of Shares -- Determination of Net Asset Value" for more information.

                                                                      MCF--02/05

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                                  THE AIM FUNDS
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PURCHASING SHARES

If you hold your shares through a broker/dealer or other financial institution, your eligibility to purchase those shares, the conditions for purchase and sale, and the minimum and maximum amounts allowed may differ depending on that institution's policies.

MINIMUM INVESTMENTS PER FUND ACCOUNT

There are no minimum investments with respect to Class K or Class R shares for fund accounts. The minimum investments with respect to Class A, A3, B and C shares and Investor Class shares for fund accounts are as follows:

                                                                              INITIAL                       ADDITIONAL
TYPE OF ACCOUNT                                                             INVESTMENTS                    INVESTMENTS
- -------------------------------------------------------------------------------------------------------------------------
Employer-Sponsored Retirement Plans (includes section 401,     $   0 ($25 per fund investment for              $25
403 and                                                                salary deferrals from
457 plans, and SEP, SARSEP and SIMPLE IRA plans)                       Employer-Sponsored Retirement
                                                                       Plans)

Systematic Purchase Plan                                          50                                            50

IRA, Roth IRA or Coverdell ESA                                   250                                            25

All other accounts                                             1,000                                            50

ADI has the discretion to accept orders for lesser amounts.
--------------------------------------------------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

You may purchase shares using one of the options below. Purchase orders will not be processed unless the account application and purchase payment are received in good order. In accordance with the USA PATRIOT Act, if you fail to provide all the required information requested in the current account application, your purchase order will not be processed. Additionally, Federal law requires that the fund verify and record your identifying information.

PURCHASE OPTIONS
-------------------------------------------------------------------------------

                                       OPENING AN ACCOUNT                         ADDING TO AN ACCOUNT
--------------------------------------------------------------------------------------------------------------------------
Through a Financial Advisor            Contact your financial advisor.            Same
By Mail                                Mail completed account application and     Mail your check and the remittance slip
                                       check to the transfer agent, AIM           from your confirmation statement to the
                                       Investment Services, Inc., P.O. Box        transfer agent.
                                       4739, Houston, TX 77210-4739.
By Wire                                Mail completed account application to      Call the transfer agent to receive a
                                       the transfer agent. Call the transfer      reference number. Then, use the wire
                                       agent at (800) 959-4246 to receive a       instructions at left.
                                       reference number. Then, use the
                                       following wire instructions:
                                       Beneficiary Bank ABA/Routing #:
                                       113000609
                                       Beneficiary Account Number: 00100366807
                                       Beneficiary Account Name: AIM
                                       Investment Services, Inc.
                                       RFB: Fund Name, Reference #
                                       OBI: Your Name, Account #

By Telephone                           Open your account using one of the         Select the AIM Bank
                                       methods described above.                   Connection--Servicemark-- option on
                                                                                  your completed account
                                                                                  application or complete an
                                                                                  AIM Bank Connection form.
                                                                                  Mail the application or
                                                                                  form to the transfer agent.
                                                                                  Once the transfer agent has
                                                                                  received the form, call the
                                                                                  transfer agent to place
                                                                                  your purchase order. Call
                                                                                  the AIM 24-hour Automated
                                                                                  Investor Line at
                                                                                  1-800-246-5463. You may
                                                                                  place your order after you
                                                                                  have provided the bank
                                                                                  instructions that will be
                                                                                  requested.

By Internet                            Open your account using one of the         Access your account at
                                       methods described above.                   www.aiminvestments.com. The proper bank
                                                                                  instructions must have been provided on
                                                                                  your account. You may not purchase
                                                                                  shares in retirement accounts on the
                                                                                  internet.
--------------------------------------------------------------------------------------------------------------------------

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                                  THE AIM FUNDS
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GRANDFATHERED INVESTORS

Investor Class shares of a fund may be purchased only by: (1) persons or entities who had established an account, prior to April 1, 2002, in Investor Class shares of any of the funds currently distributed by ADI (the Grandfathered Funds) and have continuously maintained such account in Investor Class shares since April 1, 2002; (2) any person or entity listed in the account registration for any Grandfathered Funds, which account was established prior to April 1, 2002 and continuously maintained since April 1, 2002, such as joint owners, trustees, custodians and designated beneficiaries; (3) customers of certain financial institutions, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, which have had relationships with ADI and/or any of the Grandfathered Funds prior to April 1, 2002 and continuously maintained such relationships since April 1, 2002; and (4) fund trustees, employees of AMVESCAP PLC and its subsidiaries, AMVESCAP directors, and their immediate families.

SPECIAL PLANS

SYSTEMATIC PURCHASE PLAN
You can arrange for periodic investments in any of the funds by authorizing the transfer agent to withdraw the amount of your investment from your bank account on a day or dates you specify and in an amount of at least $50. You may stop the Systematic Purchase Plan at any time by giving the transfer agent notice ten days prior to your next scheduled withdrawal.

DOLLAR COST AVERAGING
Dollar Cost Averaging allows you to make automatic monthly or quarterly exchanges, if permitted, from one fund account to one or more other fund accounts with the identical registration. The account from which exchanges are to be made must have a minimum balance of $5,000 before you can use this option. Exchanges will occur on (or about) the day of the month you specify, in the amount you specify. Dollar Cost Averaging cannot be set up for the 29th through the 31st of the month. The minimum amount you can exchange to another fund is $50. You may participate in a dollar cost averaging program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Dollar Cost Averaging program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

AUTOMATIC DIVIDEND INVESTMENT
All of your dividends and distributions may be paid in cash or invested in any fund at net asset value. Unless you specify otherwise, your dividends and distributions will automatically be reinvested in the same fund. You may invest your dividends and distributions per the rules listed in the "Permitted Exchanges" section.

    You must comply with the following requirements to be eligible to invest your dividends and distributions in shares of another fund:

(1) Your account balance (a) in the fund paying the dividend must be at least $5,000; and (b) in the fund receiving the dividend must be at least $500; and

(2) Both accounts must have identical registration information.

PORTFOLIO REBALANCING PROGRAM
If you have at least $5,000 in your account, you may participate in the Portfolio Rebalancing Program. Under this Program, you can designate how the total value of your fund holdings should be rebalanced, on a percentage basis, between two and ten of your funds on a quarterly, semiannual or annual basis. Your portfolio will be rebalanced through the exchange of shares in one or more of your funds for shares of the same class of one or more other funds in your portfolio. Rebalancing will NOT occur if your portfolio is within 2% of your stated allocation. If you wish to participate in the Program, make changes or cancel the Program, the transfer agent must receive your request to participate, changes, or cancellation in good order at least five business days prior to the next rebalancing date, which is normally the 28th day of the last month of the period you choose. You may realize taxable gains from these exchanges. We may modify, suspend or terminate the Program at any time on 60 days prior written notice. You may participate in a portfolio rebalancing program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Portfolio Rebalancing Program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

RETIREMENT PLANS
Shares of most of the funds can be purchased through tax-sheltered retirement plans made available to corporations, individuals and employees of non-profit organizations and public schools. A plan document must be adopted to establish a retirement plan. You may use AIM sponsored retirement plans, which include IRAs, Roth IRAs, SIMPLE IRA plans, SEP/SARSEP plans, 403(b) plans, Solo 401(k) plans and Money Purchase/Profit Sharing plans, or another sponsor's retirement plan. AIM Investment Services, Inc. assesses certain fees associated with the maintenance of certain types of retirement plan accounts and the provision of specialized recordkeeping services for those plan accounts. ADI assesses certain fees associated with the maintenance of retirement plan documents for which it acts as the prototype sponsor. Contact your financial advisor for details.

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

REDEEMING SHARES

REDEMPTION FEE

You may be charged a 2% redemption fee (on redemption proceeds) if you redeem, including redeeming by exchange, shares of the following funds within 30 days of their purchase:

AIM Asia Pacific Growth Fund            AIM Global Value Fund
AIM Developing Markets                  Fund AIM High Yield Fund
AIM European Growth Fund                AIM International Core Equity Fund
AIM European Small Company Fund         AIM International Growth Fund
AIM International Small Company Fund    AIM Global Aggressive Growth Fund
AIM S&P 500 Index Fund Fund             AIM Trimark Fund
AIM Global Equity Fund                  AIM Global Growth Fund

Currently, the redemption fee may be applied on Class A and Investor Class shares (and Institutional Class shares of AIM S&P 500 Index Fund). The AIM Affiliates expect the above funds to charge the redemption fee on all shares for all of the above funds effective April 1, 2005.

    The redemption fee will be retained by the fund from which you are redeeming shares (including redemptions by exchange), and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the fund. The redemption fee is imposed to the extent that the number of fund shares you redeem exceeds the number of fund shares that you have held for more than 30 days. In determining whether the minimum 30 day holding period has been met, only the period during which you have held shares of the fund from which you are redeeming is counted. For this purpose, shares held longest will be treated as being redeemed first and shares held shortest as being redeemed last.

    The 2% redemption fee generally will not be charged on transactions involving the following:

(1) total or partial redemptions of shares by omnibus accounts maintained by brokers that do not have the systematic capability to process the redemption fee;

(2) total or partial redemptions of shares by approved fee-based programs that do not have the systematic capability to process the redemption fee;

(3) total or partial redemptions of shares held through retirement plans maintained pursuant to Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code (the Code) where the systematic capability to process the redemption fee does not exist;

(4) total or partial redemptions effectuated by funds of funds, qualified tuition plans maintained pursuant to Section 529 of the Code, and insurance company separate accounts which use the funds as underlying investments;

(5) total or partial redemptions effectuated pursuant to an automatic non-discretionary rebalancing program or a systematic withdrawal plan established with the funds or a financial intermediary;

(6) total or partial redemptions requested within 30 days following the death or post-purchase disability of (i) any registered shareholder on an account or
    (ii) the settlor of a living trust which is the registered shareholder of an account, of shares held in the account at the time of death or initial determination of post-purchase disability;

(7) total or partial redemption of shares acquired through investment of dividends and other distributions; or

(8) redemptions initiated by a fund.

The AIM Affiliates' goals are to apply the redemption fee on all classes of shares of the above funds regardless of the type of account in which such shares are held. This goal is not immediately achievable because of systems limitations and marketplace resistance. Brokers that maintain omnibus accounts, sponsors of fee-based program accounts and retirement plan administrators for accounts that are exempt from the redemption fee pursuant to (1) through (8) above may impose a redemption fee that has different characteristics, which may be more or less restrictive, than those set forth above. Lastly, the provider of AIM's retirement plan record keeping system is working to enhance the system to facilitate the processing of the redemption fee. Until such computer programs are modified or alternate processes are developed, the fund's ability to assess a redemption fee on these types of share classes and accounts is severely limited.

    Some investments in the funds are made indirectly through conduit investment vehicles. If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to assess redemption fees on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle. In these cases, the applicability of redemption fees will be determined based on the aggregate holdings and redemptions of the conduit investment vehicle in a fund.

    The funds have the discretion to waive the 2% redemption fee if a fund is in jeopardy of losing its registered investment company qualification for tax purposes.

    Your broker or financial advisor may charge service fees for handling redemption transactions. Your shares also may be subject to a contingent deferred sales charge (CDSC) in addition to the redemption fee.

REDEMPTION OF CLASS A SHARES AND AIM CASH RESERVE SHARES ACQUIRED BY EXCHANGE

If you purchase $1,000,000 or more of Class A shares of any fund, or if you make additional purchases of Class A shares on and after

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

October 31, 2002 at net asset value, your shares may be subject to a CDSC upon redemption as described below.

           SHARES
         INITIALLY                          SHARES HELD                    CDSC APPLICABLE UPON
         PURCHASED                       AFTER AN EXCHANGE                 REDEMPTION OF SHARES
         ---------                       -----------------                 --------------------
-- Class A shares of Category          - Class A shares of Category I      - 1% if shares are
   redeemed I or II Fund or AIM Short    or II Fund or AIM Short Term        within 18
   months of initial Term Bond Fund      Bond Fund                           purchase of
   Category I or II                    - Class A shares of Category III      Fund or AIM Short
   Term Bond                             Fund(2)                             Fund shares
                                       - AIM Cash Reserve Shares of AIM
                                         Money Market Fund

-- Class A shares of Category          - Class A shares of Category I      - 1% if shares
    are redeemed III Fund(1)             or II Fund or AIM Short Term        within 18 months
    of initial                           Bond Fund                           purchase of
    Category III Fund                                                        shares

-- Class A shares of Category          - Class A shares of Category III    - No CDSC
  III Fund(1)                            Fund(2)
                                       - Class A shares of AIM Tax-
                                         Exempt Cash Fund
                                       - AIM Cash Reserve Shares of AIM
                                         Money Market

(1) As of the close of business on October 30, 2002, only existing shareholders of Class A shares of a Category III Fund may purchase such shares.
(2) Beginning on February 17, 2003, Class A shares of a Category I, II or III Fund or AIM Short Term Bond Fund may not be exchanged for Class A shares of Category III Fund.

REDEMPTION OF CLASS B SHARES ACQUIRED BY EXCHANGE FROM AIM FLOATING RATE FUND

If you redeem Class B shares you acquired by exchange via a tender offer by AIM Floating Rate Fund, the early withdrawal charge applicable to shares of AIM Floating Rate Fund will be applied instead of the CDSC normally applicable to Class B shares.

HOW TO REDEEM SHARES
-------------------------------------------------------------------------------

Through a Financial Advisor Contact your financial advisor, including your retirement plan or program sponsor.

By Mail                            Send a written request to the transfer
                                   agent. Requests must include (1) original signatures of all registered owners/trustees; (2) the name of the fund and your account number; (3) if the transfer agent does not hold your shares, endorsed share certificates or share certificates accompanied by an executed stock power; and
                                   (4) signature guarantees, if necessary (see below). The transfer agent may require that you provide additional information, such as corporate resolutions or powers of attorney, if applicable. If you are redeeming from an IRA account, you must include a statement of whether or not you are at least 59 1/2 years old and whether you wish to have federal income tax withheld from your proceeds. The transfer agent may require certain other information before you can redeem from an employer-sponsored retirement plan. Contact your employer for details.

By Telephone                       Call the transfer agent at 1-800-959-4246 or
                                   our AIM 24-hour Automated Investor Line at
                                   1-800-246-5463. You will be allowed to
                                   redeem by telephone if (1) the proceeds are
                                   to be mailed to the address on record (if
                                   there has been no change communicated to us
                                   within the last 30 days) or transferred
                                   electronically to a pre-authorized checking
                                   account; (2) you do not hold physical share
                                   certificates; (3) you can provide proper
                                   identification information; (4) the proceeds
                                   of the redemption do not exceed $250,000;
                                   and (5) you have not previously declined the
                                   telephone redemption privilege. Certain
                                   retirement accounts and 403(b) plans, may
                                   not be redeemed by telephone. For funds
                                   other than Premier Portfolio, Premier
                                   Tax-Exempt Portfolio and Premier U.S.
                                   Government Money Portfolio, the transfer
                                   agent must receive your call during the
                                   hours of the customary trading session of
                                   the New York Stock Exchange (NYSE) in order
                                   to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must receive your call before
                                   the last net asset value determination on a
                                   business day in order to effect the
                                   redemption at that day's closing price. You
                                   may, with limited exceptions, redeem from an
                                   IRA account by telephone. Redemptions from
                                   other types of retirement accounts may be
                                   requested in writing.

By Internet                        Place your redemption request at
                                   www.aiminvestments.com. You will be allowed
                                   to redeem by internet if (1) you do not hold
                                   physical share certificates; (2) you can
                                   provide proper identification information;
                                   (3) the proceeds of the redemption do not
                                   exceed $250,000; and (4) you have already
                                   provided proper bank information. AIM
                                   prototype retirement accounts may not be
                                   redeemed on the internet. For funds other
                                   than Premier Portfolio, Premier Tax-Exempt
                                   Portfolio and Premier U.S. Government Money
                                   Portfolio, the transfer agent must confirm
                                   your transaction during the hours of the
                                   customary trading session of the NYSE in
                                   order to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must confirm your transaction
                                   before the last net asset value
                                   determination on a business day in order to
                                   effect the redemption at that day's closing
                                   price.

- ------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

TIMING AND METHOD OF PAYMENT

We normally will send out checks within one business day, and in any event no more than seven days, after we accept your request to redeem. If you redeem shares recently purchased by check, you will be required to wait up to ten business days before we will send your redemption proceeds. This delay is necessary to ensure that the purchase check has cleared. Payment may be postponed in cases where the SEC declares an emergency or normal trading is halted.

REDEMPTION BY MAIL
If you mail us a request in good order to redeem your shares, we will mail you a check in the amount of the redemption proceeds to the address on record with us. If your request is not in good order, you may have to provide us with additional documentation in order to redeem your shares.

REDEMPTION BY TELEPHONE
If you redeem by telephone, we will mail you a check in the amount of the redemption proceeds to your address of record (if there has been no change communicated to the transfer agent within the previous 30 days) or transmit them electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by telephone are genuine, but we are not liable for telephone instructions that are reasonably believed to be genuine.

REDEMPTION BY INTERNET
If you redeem by internet, we will transmit your redemption proceeds electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by internet are genuine, but we are not liable for internet instructions that are reasonably believed to be genuine.

PAYMENT FOR SYSTEMATIC REDEMPTIONS
You may arrange for regular monthly or quarterly withdrawals from your account of at least $50. You also may make annual withdrawals if you own Class A shares. We will redeem enough shares from your account to cover the amount withdrawn. You must have an account balance of at least $5,000 to establish a Systematic Redemption Plan. You can stop this plan at any time by giving ten days prior notice to the transfer agent.

EXPEDITED REDEMPTIONS
(AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND ONLY)
If we receive your redemption order before 11:30 a.m. Eastern Time, we will try to transmit payment of redemption proceeds on that same day. If we receive your redemption order after 11:30 a.m. Eastern Time and before the close of the customary trading session of the NYSE, we generally will transmit payment on the next business day.

REDEMPTIONS BY CHECK
(CLASS A SHARES OF AIM TAX-EXEMPT CASH FUND, AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND AND INVESTOR CLASS SHARES OF AIM MONEY MARKET FUND, AIM TAX-EXEMPT CASH FUND, PREMIER PORTFOLIO, PREMIER TAX-EXEMPT PORTFOLIO AND PREMIER U.S. GOVERNMENT MONEY PORTFOLIO ONLY)

You may redeem shares of these funds by writing checks in amounts of $250 or more if you have completed an authorization form. Redemption by check is not available for retirement accounts.

SIGNATURE GUARANTEES

We require a signature guarantee when you redeem by mail and

(1) the amount is greater than $250,000;

(2) you request that payment be made to someone other than the name registered on the account;

(3) you request that payment be sent somewhere other than the bank of record on the account; or

(4) you request that payment be sent to a new address or an address that changed in the last 30 days.

The transfer agent will accept a guarantee of your signature by a number of financial institutions. Call the transfer agent for additional information. Some institutions have transaction amount maximums for these guarantees. Please check with the guarantor institution.

REDEMPTIONS IN KIND

Although the funds generally intend to pay redemption proceeds solely in cash, the funds reserve the right to satisfy redemption requests by making payment in securities or other property (known as a redemption in kind).

REDEMPTIONS BY THE FUNDS

If your account (Class A, Class A3, Class B, Class C and Investor Class shares only) has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below $500 ($250 for Investor Class shares) for three consecutive months due to redemptions or exchanges (excluding retirement accounts), the funds have the right to redeem the account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to $500 ($250 for Investor Class shares) or by utilizing the Automatic Investment Plan.

    If the fund determines that you have not provided a correct Social Security or other tax ID number on your account application, or the fund is not able to verify your identity as required by law, the fund may, at its discretion, redeem the account and distribute the proceeds to you.

EXCHANGING SHARES

You may, under certain circumstances, exchange shares in one fund for those of another fund. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. Before requesting an exchange, review the prospectus of the fund you wish to acquire. Exchange privileges also apply to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992.

    You may be charged a redemption fee on certain redemptions, including exchanges. See "Redeeming Shares -- Redemption Fee."

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

PERMITTED EXCHANGES


Except as otherwise stated under "Exchanges Not Permitted," you generally may exchange your shares for shares of the same class of another fund.

----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                             ALLOWED                          PROHIBITED
----------------------------------------------------------------------------------------------------------------------------------
Class A                      Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund and AIM Tax-Free
                               Intermediate Fund are currently closed to new
                               investors.
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund, AIM                       X
                               Tax-Exempt Cash Fund and AIM
                               Tax-Free Intermediate Fund
                               cannot be exchanged for Class
                               A3 Shares of those funds.
                             - Investor Class Shares of all funds are currently
                               offered to new investors only on a limited basis.
----------------------------------------------------------------------------------------------------------------------------------
Class A                      Class B, C, K, R, Institutional
                             Class Shares or Shares of the X AIM Summit Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A3 Shares of AIM Limited
                               Maturity Treasury Fund and AIM Tax-Free
                               Intermediate Fund cannot be exchanged for Class   X
                               A Shares of those funds.
                             - Investor Class Shares of all funds are currently
                               offered to new investors only on a limited basis.
----------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class B, C, K, R, Institutional
                             Class Shares, or shares of AIM X Summit Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class B                      Class B. Exceptions are:
                             - Class B Shares of other funds
                               cannot be exchanged for Class                    X
                               B Shares of AIM Floating Rate
                               Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class B                      Class A, A3, C, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class Shares, or shares X of AIM Summit
                             Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class C                      Class C. Exceptions are:
                             - Class C shares of other funds
                               cannot be exchanged for Class                    X
                               C shares of AIM Floating Rate
                               Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class C                      Class A, A3, B, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares or shares X of AIM Summit
                             Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class K                      Class K                                            X
----------------------------------------------------------------------------------------------------------------------------------
Class K                      Class A, A3, B, C, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares X of AIM Summit
                             Fund.
----------------------------------------------------------------------------------------------------------------------------------
Class R                      Class R                                            X
----------------------------------------------------------------------------------------------------------------------------------
Class R                      Class A, A3, B, C, K, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares X of AIM Summit
                             Fund.
----------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class A, A3, B, C, R, or
                             Investor Class shares.
                             Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM Tax-Free
                               Intermediate Fund are currently closed to new
                               investors.
                             - Shares to be exchanged for                       X
                               Class B, C or R shares must
                               not have been acquired by
                               exchange from Class A shares
                               of any fund.
                             - Investor Class Shares of all funds are currently
                               offered to new investors only on a limited basis.
----------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class K, Institutional Class
                             shares, or shares of AIM Summit                                                    X
                             Fund.
----------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Institutional Class                                X
----------------------------------------------------------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

----------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                             ALLOWED                          PROHIBITED
----------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Class A, A3, B, C, K, R, AIM
                             Cash Reserve Shares, Investor
                             Class shares, or shares of AIM X Summit Fund.
----------------------------------------------------------------------------------------------------------------------------------
Investor Class               A, A3, or Investor Class.
                             Exceptions are:
                             - Investor Class shares cannot
                               be exchanged for Class A
                               shares of any fund which
                               offers Investor Class shares.                     X
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM Tax-Free
                               Intermediate Fund are currently closed to new
                               investors.
----------------------------------------------------------------------------------------------------------------------------------
Investor Class               Class B, C, K, R, AIM Cash
                             Reserve Shares, Institutional
                             Class shares, or shares of AIM X Summit Fund.
----------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class A, A3, or AIM Cash Reserve
                             Shares. Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM X Tax-Free
                               Intermediate Fund are currently closed to new
                               investors.
----------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class B, C, K, R, Institutional
                             or Investor Class shares.                                                          X
----------------------------------------------------------------------------------------------------------------------------------


    You may be required to pay an initial sales charge when exchanging from a fund with a lower initial sales charge than the one into which you are exchanging. If you exchange into shares that are subject to a CDSC, we will begin the holding period for purposes of calculating the CDSC on the date you made your initial purchase.

EXCHANGES NOT SUBJECT TO A SALES CHARGE You will not pay an initial sales charge when exchanging:
(1) Class A shares with an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund) for

     (a) Class A shares of another fund;

     (b) AIM Cash Reserve Shares of AIM Money Market Fund; or

     (c) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund.
(2) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund with an initial sales charge for

     (a) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund; or

     (b) Class A shares of another Fund, but only if

          (i) you acquired the original shares before May 1, 1994; or (ii) you acquired the original shares on or after May 1, 1994 by way of an exchange from shares with higher initial sales charges; or (3) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM
    Tax-Exempt Cash Fund for


     (a) Class A shares of a fund subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund), but only if you acquired the original shares


         (i) prior to May 1, 1994 by exchange from Class A shares subject to an initial sales charge;


         (ii) on or after May 1, 1994 by exchange from Class A shares subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund); or
(4) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund for


     (a) AIM Cash Reserve Shares of AIM Money Market Fund; or


     (b) Class A shares of AIM Tax-Exempt Cash Fund. You will not pay a CDSC or other sales charge when exchanging: (1) Class A shares for other Class A shares;
(2) Class B shares for other Class B shares; (3) Class C shares for other Class C shares; (4) Class K shares for other Class K shares; (5) Class R shares for other Class R shares.
EXCHANGES NOT PERMITTED

For shares purchased prior to November 15, 2001, you may not exchange: (1) Class A shares of Category I or II funds (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a contingent deferred sales charge (CDSC) for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of Category III funds purchased at net asset value for Class A shares of a Category I or II fund, Class A shares of AIM Short Term Bond Fund;
(3) on or after January 15, 2002, AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of Category III AIM Funds that are subject to a CDSC.
For shares purchased on or after November 15, 2001, you may not exchange:

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

(1) Class A shares of Category I or II fund, Class A shares of AIM Short Term Bond Fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of any other fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC or for AIM Cash Reserve Shares of AIM Money Market Fund; or
(3) AIM Cash Reserve Shares of AIM Money Market Fund for Class B or Class C shares of any fund or for Class A shares of any fund that are subject to a CDSC, however, if you originally purchased Class A shares of a Category I or II fund or AIM Short Term Bond Fund, and exchanged those shares for AIM Cash Reserve Shares of AIM Money Market Fund, you may further exchange the AIM Cash Reserve Shares for Class A shares of a Category I or II fund or AIM Short Term Bond Fund.
EXCHANGE CONDITIONS

The following conditions apply to all exchanges:

-- Shares of the fund you wish to acquire must be available for sale in your state of residence;

-- Exchanges must be made between accounts with identical registration information;

-- The account you wish to exchange from must have a certified tax identification number (or the Fund has received an appropriate Form W-8 or W-9);

-- Shares must have been held for at least one day prior to the exchange with the exception of dividends that are reinvested; and

-- If you have physical share certificates, you must return them to the transfer agent prior to the exchange.

TERMS OF EXCHANGE

Under unusual market conditions, a fund may delay the purchase of shares being acquired in an exchange for up to five business days if it determines that it would be materially disadvantaged by the immediate transfer of exchange proceeds. The exchange privilege is not an option or right to purchase shares. Any of the participating funds or the distributor may modify or terminate this privilege at any time. The fund or the distributor will provide you with notice of such modification or termination whenever it is required to do so by applicable law, but may impose changes at any time for emergency purposes.

BY MAIL

If you wish to make an exchange by mail, you must include original signatures of each registered owner exactly as the shares are registered, the account registration and account number, the dollar amount or number of shares to be exchanged and the names of the funds from which and into which the exchange is to be made.

BY TELEPHONE

Conditions that apply to exchanges by telephone are the same as redemptions by telephone, including that the transfer agent must receive exchange requests during the hours of the customary trading session of the NYSE; however, you still will be allowed to exchange by telephone even if you have changed your address of record within the preceding 30 days.

BY INTERNET

You will be allowed to exchange by internet if you do not hold physical share certificates and you provide the proper identification information.

EXCHANGING CLASS B, CLASS C AND CLASS R SHARES

If you make an exchange involving Class B or Class C shares or Class R shares subject to a CDSC, the amount of time you held the original shares will be credited to the holding period of the Class B, Class C or Class R shares, respectively, into which you exchanged for the purpose of calculating contingent deferred sales charges (CDSC) if you later redeem the exchanged shares. If you redeem Class B or Class C shares acquired by exchange via a tender offer by AIM Floating Rate Fund, you will be credited with the time period you held the Class B or Class C shares of AIM Floating Rate Fund for the purpose of computing the early withdrawal charge applicable to those shares.
--------------------------------------------------------------------------------

 EACH FUND AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME TO: - REJECT OR CANCEL ALL OR ANY PART OF ANY PURCHASE OR EXCHANGE ORDER; - MODIFY ANY TERMS OR CONDITIONS OF PURCHASE OF SHARES OF ANY FUND; - REJECT OR CANCEL ANY REQUEST TO ESTABLISH THE SYSTEMATIC PURCHASE PLAN AND
   SYSTEMATIC REDEMPTION PLAN OPTIONS ON THE SAME ACCOUNT; OR
 - SUSPEND, CHANGE OR WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS.
--------------------------------------------------------------------------------

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of each fund's shares is the fund's net asset value per share. The funds value portfolio securities for which market quotations are readily available at market value. The funds value all other securities and assets for which market quotations are not readily available at their fair value in good faith using procedures approved by the Boards of Trustees of the funds. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day.

    Even when market quotations are available, they may be stale or they may be unreliable because the security is not traded frequently, trading on the security ceased before the close of the trading market or issuer specific events occurred after the security ceased trading or because of the passage of time between the close of the market on which the security trades and the close of the NYSE and when the fund calculates its net asset value. Issuer specific events may cause the last

                                                                      MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

market quotation to be unreliable. Such events may include a merger or insolvency, events which affect a geographical area or an industry segment, such as political events or natural disasters, or market events, such as a significant movement in the U.S. market. Where market quotations are not readily available, including where AIM determines that the closing price of the security is unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their net asset values.

    AIM may use indications of fair value from pricing services approved by the Boards of Trustees. In other circumstances, the AIM valuation committee may fair value securities in good faith using procedures approved by the Boards of Trustees. As a means of evaluating its fair value process, AIM routinely compares closing market prices, the next day's opening prices for the security in its primary market if available, and indications of fair value from other sources. Fair value pricing methods and pricing services can change from time to time as approved by the Boards of Trustees.

    Specific types of securities are valued as follows:

    Domestic Exchange Traded Equity Securities: Market quotations are generally available and reliable for domestic exchange traded equity securities. If market quotations are not available or are unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees.

    Foreign Securities: If market quotations are available and reliable for foreign exchange traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. If between the time trading ends on a particular security and the close of the customary trading session on the NYSE events occur that are significant and may make the closing price unreliable, the fund may fair value the security. If an issuer specific event has occurred that AIM determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. AIM also relies on a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. For foreign securities where AIM believes, at the approved degree of certainty, that the price is not reflective of current market value, AIM will use the indication of fair value from the pricing service to determine the fair value of the security. The pricing vendor, pricing methodology or degree of certainty may change from time to time.

    Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the net asset value of fund shares is determined only on business days of the fund, the value of the portfolio securities of a fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

    Fixed Income Securities: Government, corporate, asset-backed and municipal bonds and convertible securities, including high yield or junk bonds, are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. Prices received from pricing services are fair value prices. In addition, if the price provided by the pricing service is unreliable, the AIM valuation committee may fair value the security using procedures approved by the Boards of Trustees.

    Short-term Securities: The funds' short-term investments are valued at amortized cost when the security has 60 days or less to maturity. AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio value all their securities at amortized cost. AIM High Income Municipal Fund, AIM Municipal Bond Fund and AIM Tax-Free Intermediate Fund value variable rate securities that have an unconditional demand or put feature exercisable within seven days or less at par, which reflects the market value of such securities.

    Futures and Options: Futures and options are valued on the basis of market quotations, if available.

    Open-end Funds: To the extent a fund invests in other open-end funds, the investing fund will calculate its net asset value using the net asset value of the underlying fund in which it invests.

    The funds disclose portfolio holdings at different times and with different lag times on www.aiminvestments.com and in annual, semi-annual and quarterly shareholder reports. Refer to such reports or the website to determine the types of securities in which a fund has invested. You may also refer to the Statement of Additional Information to determine what types of securities in which a fund may invest. You may obtain copies of these reports or of the Statement of Additional Information from AIM as described on the back cover of this prospectus.

    Each fund determines the net asset value of its shares on each day the NYSE is open for business (a business day), as of the close of the customary trading session, or earlier NYSE closing time that day. AIM Money Market Fund also determines its net asset value as of 12:00 noon Eastern Time on each business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio determine the net asset value of their shares every fifteen minutes on each business day, beginning at 8:00 a.m. Eastern Time. The last net asset value determination on any business day for Premier Portfolio and Premier U.S. Government Money Portfolio will generally occur at 5:30 p.m. Eastern Time, and the last net asset

MCF--02/05

                                 -------------
                                  THE AIM FUNDS
                                 -------------

value determination on any business day for Premier Tax-Exempt Portfolio will generally occur at 4:30 p.m. Eastern Time. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio are authorized not to open for trading on a day that is otherwise a business day if the Bond Market Association recommends that government securities dealers not open for trading and any such day will not be considered a business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio also may close early on a business day if the Bond Market Association recommends that government securities dealers close early. If Premier Portfolio, Premier Tax-Exempt Portfolio or Premier U.S. Government Money Portfolio uses its discretion to close early on a business day, the last net asset value calculation will occur as of the time of such closing.

TIMING OF ORDERS

For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day prior to the close of the customary trading session or any earlier NYSE closing time that day. For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, purchase orders that are received and accepted before the close of the customary trading session or any earlier NYSE closing time on a business day generally are processed that day and settled on the next business day.

    For Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day, prior to the last net asset value determination on such business day; however, if your order is received and accepted after the close of the customary trading session or any earlier NYSE closing time that day, your order generally will be processed on the next business day and settled on the second business day following the receipt and acceptance of your order.

    For all funds, you can exchange shares on each business day, prior to the close of the customary trading session or any earlier NYSE closing time that day. Shareholders of Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio therefore cannot exchange their shares after the close of the customary trading session or any earlier NYSE closing time on a particular day, even though these funds remain open after such closing time.

  The funds price purchase, exchange and redemption orders at the net asset value calculated after the transfer agent receives an order in good order. Any applicable sales charges are applied at the time an order is processed. A fund may postpone the right of redemption only under unusual circumstances, as allowed by the Securities and Exchange Commission, such as when the NYSE restricts or suspends trading.


  TAXES

In general, dividends and distributions you receive are taxable as ordinary income or long-term capital gains for federal income tax purposes, whether you reinvest them in additional shares or take them in cash. Distributions are generally taxable to you at different rates depending on the length of time the fund holds its assets and the type of income that the fund earns. Different tax rates apply to ordinary income, qualified dividend income, and long-term capital gain distributions. Every year, you will be sent information showing the amount of dividends and distributions you received from each fund during the prior year.

    Any long-term or short-term capital gains realized from redemptions of fund shares will be subject to federal income tax. Exchanges of shares for shares of another fund are treated as a sale, and any gain realized on the transaction will generally be subject to federal income tax.

    INVESTORS IN TAX-EXEMPT FUNDS SHOULD READ THE INFORMATION UNDER THE HEADING "OTHER INFORMATION -- SPECIAL TAX INFORMATION REGARDING THE FUND" IN THEIR PROSPECTUS.

    The foreign, state and local tax consequences of investing in fund shares may differ materially from the federal income tax consequences described above. In addition, the preceding discussion concerning the taxability of fund dividends and distributions and of redemptions and exchanges of fund shares is inapplicable to investors that are generally exempt from federal income tax, such as retirement plans that are qualified under Section 401, 403, 408, 408A and 457 of the Internal Revenue Code, individual retirement accounts (IRAs) and Roth IRAs. You should consult your tax advisor before investing.

                                                                      MCF--02/05

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of the prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year. Beginning with fiscal periods ending after July 9, 2004, the fund also files its complete schedule of portfolio holdings with the SEC for the 1st and 3rd quarters of each fiscal year on Form N-Q.

If you have questions about this fund, another fund in The AIM Family of Funds--Registered Trademark-- or your account, or wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact us by mail at AIM Investment Services, Inc., P.O. Box 4739, Houston, TX 77210-4739 or


BY TELEPHONE:          (800) 959-4246

ON THE INTERNET:       You can send us a request by
                       e-mail or download
                       prospectuses, SAIs, annual or
                       semiannual reports via our
                       website:
                          http://www.aiminvestments.com
THE FUND'S MOST RECENT PORTFOLIO HOLDINGS, AS FILED ON FORM N-Q, ARE ALSO
AVAILABLE AT WWW.AIMINVESTMENTS.COM.

You can also review and obtain copies of the fund's SAI, financial reports, the fund's Forms N-Q and other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Room, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

-----------------------------------------
   AIM Capital Development Fund SEC 1940 Act file number: 811-1424

-----------------------------------------
AIMinvestments.com     CDV-PRO-1
                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                                                                   APPENDIX III

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

FUND CHOOSES STOCKS VALUED BELOW THEIR                                                     growth-at-a-reasonable-price (GARP)
POTENTIAL FOR GROWTH                                                                       discipline, focusing on companies' cash
                                                                                           flow, balance sheets, business models,
For the fiscal year ended October 31,           Generally positive economic                management teams, earnings sustainability
2004, AIM Capital Development Fund's         developments prompted the U.S. Federal        and catalysts for growth. This strategy
Class A shares returned 9.87% at net         Reserve (the Fed) to raise its federal        does not change with prevailing market
asset value (NAV). PERFORMANCE SHOWN AT      funds target rate from a decades-low          trends.
NAV DOES NOT INCLUDE FRONT-END SALES         1.00%, where it stood at the beginning of
CHARGES, WHICH WOULD HAVE REDUCED THE        the fiscal year, to 1.75% by the fiscal          We build the fund's portfolio on a
PERFORMANCE. The results for the other       year's close. In its anecdotal report on      stock-by-stock basis, so our sector
share classes of the fund and the fund's     the economy released in late October, the     weightings are a result of our choices of
comparison indexes are shown in the table    Fed said economic activity continued to       individual stocks and our ongoing review
on page 3.                                   expand in September and early October.        of company fundamentals. However, market
                                             The Fed said that higher energy costs         conditions often affect stocks similarly
   The fund's performance was in line        were constraining consumer and business       within industries and sectors, so it can
with the return of the S&P 500 Index,        spending; that capital spending and           be helpful to discuss fund performance in
which returned slightly less than the        hiring were rising modestly; and that         those terms.
fund at 9.41%, and that of its peer          residential real estate activity remained
group, which returned slightly more than     robust, but non-residential activity             The industrials, energy and health
the fund at 10.56%. The fund                 remained relatively weak.                     care sectors were the largest
under-performed its style-specific index,                                                  contributors to fund returns for the
the Russell Midcap Index, which returned        The generally positive economic news       period. Because of the expanding
15.09%. The fund's underperformance of       was offset somewhat by geopolitical           worldwide economy, the fund benefited
this benchmark was largely a result of an    uncertainty and terrorism concerns, as        from investments in the industrials
underweight position and stock selection     well as soaring oil prices. In                sector, as many companies enjoyed strong
in the financials sector.                    mid-October, Fed Chairman Alan Greenspan      earnings and cash flow growth. Within the
                                             said that "so far this year, the rise in      energy sector, exploration and production
MARKET CONDITIONS                            the value of imported oil--essentially a      companies benefited from historically
                                             tax on U.S. residents--has amounted to        high oil and natural gas prices, which
The U.S. economy showed signs of strength    about 3/4 [of one] percent of GDP."           resulted from strong global demand and
during the fiscal year ended October 31,     Though troublesome to consumers, these        geopolitical uncertainty. Energy service
2004. Economic news was generally            record-breaking oil prices and increased      companies also experienced strong demand.
positive, and it included expansion of       worldwide demand were beneficial to fund      The energy sector was by far the highest
gross domestic product (GDP), the            holdings in the energy sector.                returning sector year-to-date in 2004.
broadest measure of overall economic
activity. While positive, GDP growth         YOUR FUND                                        The fund's investments in the health
tapered off somewhat from an annualized                                                    care sector and in each industry within
rate of 7.4% in the third quarter of 2003    We continued our strategy of investing in     the sector outperformed their
to a more modest 3.9% in the third           stocks that we believe are undervalued        counterparts in the Russell Midcap Index.
quarter of 2004.                             relative to their future growth               The fund was not directly affected by
                                             potential. We employed the                    problems encountered by larger
                                                                                           capitalization pharmaceutical
                                                                                           manufacturing and distribution

====================================================================================================================================

PORTFOLIO COMPOSITION                        TOP 10 EQUITY HOLDINGS*                       TOP 10 INDUSTRIES*

By sector                                     1. iShares Nasdaq Biotechnology               1. Data Processing &
                                                 Index Fund                       1.4%         Outsourced Services         4.5%
               [PIE CHART]
                                              2. Robinson (C.H.) Worldwide, Inc.  1.4       2. Application Software        4.3
Industrials                     13.5%
                                              3. XTO Energy Inc.                  1.4       3. Real Estate                 4.0
Information Technology          21.7%
                                              4. Tempur-Pedic International Inc.  1.3       4. Health Care Equipment       4.0
Materials                        4.4%
                                              5. Autodesk, Inc.                   1.3       5. Health Care Services        3.8
Telecommunication Services       2.0%
                                              6. Williams Cos., Inc. (The)        1.3       6. Oil & Gas Refining,
Utilities                        1.1%                                                          Marketing & Transportation  3.2
                                              7. CB Richard Ellis Group, Inc.-
Money Market Funds Plus Other                    Class A                          1.3       7. Diversified Commercial
Assets Less Liabilities          2.3%                                                          Services                    2.9
                                              8. Harris Corp.                     1.3
Consumer Discretionary          19.1%                                                       8. Semiconductor Equipment     2.7
                                              9. Fisher Scientific International
Consumer Staples                 4.1%            Inc.                             1.3       9. Casinos & Gaming            2.4

Energy                           7.1%        10. Harrah's Entertainment, Inc.     1.3      10. Apparel Retail              2.2

Financials                      12.1%

Health Care                     12.6%

The fund's holdings are subject to change, and there is no assurance that the fund will continue to hold any particular security.

*Excluding money market fund holdings.

====================================================================================================================================

companies. Political uncertainty and the     significant share price appreciation over     As of October 31, 2004, the portfolio had
fear of pharmaceutical firms being hit       the year, and as of the end of the fiscal     over 90% of its assets in companies
with product recalls and lawsuits has        year, we remained confident in its            within the market capitalization range of
resulted in low valuations for health        potential for growth.                         the Russell Midcap Index.
care companies, which might present a
buying opportunity for the fund, as we          XTO is a 25-year-old energy company        IN CLOSING
look for stocks that are valued below        with a market niche in acquiring domestic
their potential for growth.                  oil- and natural gas-producing properties     Throughout the period, we sought out
                                             from larger energy companies. These           undervalued companies that exemplified
   All sectors contributed positively to     larger companies must concentrate their       strength in their business models,
fund performance during the period.          efforts on their most lucrative sites,        management teams and cash flows. When we
However, relative to the Russell Midcap      which are now often overseas. XTO engages     found such companies that also had a
Index, the financials and utilities          in developmental drilling to increase         compelling reason for continued growth,
sectors contributed least to fund            reserves and production from these            we considered their stocks for inclusion
performance. In financials, a number of      properties. The company has earned high       in the fund's portfolio.
the fund's insurance holdings detracted,     returns on capital due to its high
as some were hurt by the damage claims       drilling success rate and oil and gas         The views and opinions expressed in
resulting from the hurricanes in Florida.    price hedging program. Along with the         Management's Discussion of Fund
The fund had scant holdings in the           rest of the energy sector, XTO benefited      Performance are those of A I M Advisors,
utility sector for the year, as most         from rising oil and national gas prices       Inc. These views and opinions are subject
utility stocks typically do not possess      during the period, and the fund continued     to change at any time based on factors
many of the growth characteristics we        to own holdings in this company at the        such as market and economic conditions.
look for in selecting stocks for the         end of the fiscal year.                       These views and opinions may not be
fund. Utilities recovering from perceived                                                  relied upon as investment advice or
financial distress were particularly            Two stocks that detracted from fund        recommendations, or as an offer for a
strong performers within the Russell         performance were United Online and Siebel     particular security. The information is
Midcap Index.                                Systems. Internet service provider United     not a complete analysis of every aspect
                                             Online's stock price fell following its       of any market, country, industry,
   Two stocks that benefited fund            report of weaker-than-expected subscriber     security or the fund. Statements of fact
performance were Brunswick and XTO           additions. The fund no longer owns shares     are from sources considered reliable, but
Energy. Brunswick manufactures sports and    in this company. Software manufacturer        A I M Advisors, Inc. makes no
fitness equipment, fishing and camping       Siebel Systems also detracted from fund       representation or warranty as to their
gear and marine products. The company's      performance. We sold this position on         completeness or accuracy. Although
two lines of boats, Bayliner and SeaRay,     fears of continued earnings misses due to     historical performance is no guarantee of
account for a large percentage of its        overall weakness in software companies.       future results, these insights may help
revenues. We chose this holding during                                                     you understand our investment management
2003 because of management's plans to           As of the close of the fiscal year, we     philosophy.
improve returns on capital and the belief    had positioned the fund to benefit from a
that an expanding economy would enable       mild economic expansion and a gradual                See important fund and index
more consumers to purchase boats and         increase in interest rates. We continued           disclosures inside front cover.
other leisure products. The company has      our focus on the stocks of
experienced                                  mid-capitalization companies.

=========================================
                                                               MICHAEL CHAPMAN                               PAUL J. RASPLICKA
FUND VS. INDEXES                                               Mr. Chapman, Chartered                        Mr. Rasplicka,
                                                  [CHAPMAN     Financial Analyst,               [RASPLICKA   Chartered Financial
TOTAL RETURNS, 10/31/03-10/31/04,                 PHOTO]       began his investment             PHOTO]       Analyst, is lead
EXCLUDING APPLICABLE SALES CHARGES. IF                         career in 1995. He                            portfolio manager of
SALES CHARGES WERE INCLUDED, RETURNS                           joined AIM in 2001 and                        AIM Capital Development
WOULD BE LOWER.                              was promoted to his current position as       Fund. Mr. Rasplicka began his investment
                                             portfolio manager of AIM Capital              career in 1982. A native of Denver, Mr.
Class A Shares                      9.87%    Development Fund in 2002. Mr. Chapman has     Rasplicka is a magna cum laude graduate
                                             a B.S. in petroleum engineering and an        of the University of Colorado at Boulder
Class B Shares                      9.13     M.A. in energy and mineral resources from     with a B.S. in business administration.
                                             the University of Texas.                      He received an M.B.A. from the University
Class C Shares                      9.14                                                   of Chicago. He is also a Chartered
                                                                                           Investment Counselor.
Class R Shares                      9.65
                                                                                           Assisted by the Small and Mid-Cap Core
S&P 500 Index (Broad Market                                                                Team.
Index)                              9.41
                                                                                                     [RIGHT ARROW GRAPHIC]
Russell Midcap Index
(Style-specific Index)             15.09                                                   FOR A PRESENTATION OF YOUR FUND'S
                                                                                           LONG-TERM PERFORMANCE RECORD, PLEASE TURN
Lipper Mid-Cap Core Fund Index                                                             TO PAGE 5.
(Peer Group Index)                 10.56

Source: Lipper, Inc.

=========================================

TOTAL NET ASSETS            $1.1 BILLION

TOTAL NUMBER OF HOLDINGS*            108

=========================================

LONG-TERM PERFORMANCE

YOUR FUND'S LONG-TERM PERFORMANCE

====================================================================================================================================
Past performance cannot guarantee            RESULTS OF A $10,000 INVESTMENT
comparable future results.                   6/17/96 (inception of Class A shares) - 10/31/04 (Index results are from 6/30/96.)

   Your fund's total return includes                                            [MOUNTAIN CHART]
reinvested distributions, fund expenses
and management fees. Index results                         AIM CAPITAL      LIPPER MID-CAP
include reinvested dividends. Performance                DEVELOPMENT FUND     CORE FUND     RUSSELL 2500   RUSSELL MIDCAP   S&P 500
of an index of funds reflects fund              DATE      CLASS A SHARES        INDEX          INDEX           INDEX         INDEX
expenses and management fees; performance    6/17/1996    $     9450         $  10000       $  10000       $   10000       $ 10000
of a market index does not. Performance          07/96          8977             9248           9268            9381          9558
shown in the chart does not reflect              10/96         10480            10150          10158           10396         10593
deduction of taxes a shareholder would           01/97         11131            10956          11094           11325         11865
pay on fund distributions or sale of fund        04/97          9648            10218          10566           11097         12152
shares. Performance of the indexes does          07/97         12766            12500          12714           13322         14539
not reflect the effects of taxes.                10/97         13768            12844          13117           13387         13994
                                                 01/98         13503            12751          13219           13818         15057
   Since the last reporting period, the          04/98         15744            14679          14857           15644         17142
fund has elected to use the S&P 500 Index        07/98         13797            13281          13210           14637         17346
as its broad-based market index since the        10/98         12180            12151          12107           13984         17074
S&P 500 Index is such a widely recognized        01/99         13974            13923          13453           15478         19952
gauge of U.S. stock market performance.          04/99         13302            14083          13987           16572         20884
The fund will no longer measure its              07/99         14144            14733          14649           16638         20851
performance against the Russell 2500             10/99         14400            14755          14286           16378         21456
Index, the index published in previous           01/00         17811            17743          16345           17725         22015
reports to shareholders. Because this is         04/00         20296            19138          17429           19226         22997
the first reporting period since we have         07/00         19835            19276          17232           19054         22720
adopted the new index, SEC guidelines            10/00         20591            19864          17611           20265         22760
require that we compare the fund's               01/01         20387            19618          18017           20164         21817
performance to both the old and the new          04/01         18927            18505          17339           19281         20016
index. The fund has also included a              07/01         19047            18395          17467           18898         19466
style-specific index, the Russell Midcap         10/01         16108            16121          15469           16613         17095
Index. The fund believes this index more         01/02         17787            17915          17438           18616         18297
closely reflects the performance of the          04/02         18949            18482          18270           19145         17490
securities in which the fund invests. In         07/02         15178            15094          14738           15936         14869
addition, the unmanaged Lipper Mid-Cap           10/02         14038            14708          14055           15280         14514
Core Fund Index, which may or may not            01/03         13971            14677          14129           15379         14087
include AIM Capital Development Fund, is         04/03         14815            15491          15162           16439         15163
included for comparison to a peer group.         07/03         16670            17616          17883           18722         16451
                                                 10/03         18270            19415          19915           20763         17531
   In evaluating this chart, please note         01/04         19771            21003          21891           22624         18954
that the chart uses a logarithmic scale          04/04         19738            20681          21289           22267         18631
along the vertical axis (the value               07/04         19086            20480          21132           22425         18616
scale). This means that each scale               10/04    $    20079         $  21465       $  22372       $   23895       $ 19182
increment always represents the same                                                                          Source: Lipper, Inc.
percent change in price; in a linear
chart each scale increment always
represents the same absolute change in
price. In this example, the scale            AVERAGE ANNUAL TOTAL RETURNS                  Class R shares' inception date is 6/3/02.
increment between $5,000 and $10,000 is      As of 10/31/04, including applicable          Returns since that date are historical
the same as that between $10,000 and         sales charges                                 returns. All other returns are blended
$20,000. In a linear chart, the latter                                                     returns of historical Class R share
scale increment would be twice as large.     CLASS A SHARES                                performance and restated Class A share
The benefit of using a logarithmic scale     Inception (6/17/96)                8.68%      performance (for periods prior to the
is that it better illustrates performance     5 Years                           5.66       inception date of Class R shares) at net
during the fund's early years before          1 Year                            3.83       asset value, adjusted to reflect the
reinvested distributions and compounding                                                   higher Rule 12b-1 fees applicable to
create the potential for the original        CLASS B SHARES                                Class R shares. Class A shares' inception
investment to grow to very large numbers.    Inception (10/1/96)                7.43%      date is 6/17/96.
Had the chart used a linear scale along       5 Years                           5.85
its vertical axis, you would not be able      1 Year                            4.13          The performance data quoted represent
to see as clearly the movements in the                                                     past performance and cannot guarantee
value of the fund and the indexes during     CLASS C SHARES                                comparable future results; current
the fund's early years. We use a             Inception (8/4/97)                 5.66%      performance may be lower or higher.
logarithmic scale in financial reports of     5 Years                           6.17       Please visit AIMinvestments.com for the
funds that have more than five years of       1 Year                            8.14       most recent month-end performance.
performance history.                                                                       Performance figures reflect reinvested
                                             CLASS R SHARES                                distributions, changes in net asset
                                             Inception                          9.24%      value and the effect of the maximum
                                              5 Years                           6.69       sales charge unless otherwise stated.
                                              1 Year                            9.65       Investment return and principal value
                                             =========================================     will fluctuate so that you may have a
                                             In addition to returns as of the close of     gain or loss when you sell shares.
                                             the fiscal year, industry regulations
                                             require us to provide average annual             Class A share performance reflects
                                             total returns as of 9/30/04, the most         the maximum 5.50% sales charge, and
                                             recent calendar quarter-end.                  Class B and Class C share performance
                                             =========================================     reflects the applicable contingent
                                             AVERAGE ANNUAL TOTAL RETURNS                  deferred sales charge (CDSC) for the
                                             As of 9/30/04, including applicable sales     period involved. The CDSC on Class B
                                             charges                                       shares declines from 5% beginning at the
                                                                                           time of purchase to 0% at the beginning
                                             CLASS A SHARES                                of the seventh year. The CDSC on Class C
                                             Inception (6/17/96)                8.46%      shares is 1% for the first year after
                                              5 Years                           6.00       purchase. Class R shares do not have a
                                              1 Year                            9.19       front-end sales charge; returns shown
                                                                                           are at net asset value and do not reflect
                                             CLASS B SHARES                                a 0.75% CDSC that may be imposed on a
                                             Inception (10/1/96)                7.20%      total redemption of retirement plan
                                              5 Years                           6.18       assets within the first year.
                                              1 Year                            9.74
                                                                                              The performance of the fund's share
                                             CLASS C SHARES                                classes will differ due to different
                                             Inception (8/4/97)                 5.39%      sales charge structures and class
                                              5 Years                           6.50       expenses.
                                              1 Year                           13.75

                                             CLASS R SHARES
                                             Inception                          9.03%
                                              5 Years                           7.03
                                              1 Year                           15.31
====================================================================================================================================

[AIM INVESTMENTS LOGO APPEARS HERE]  P.O. BOX 9132
- --Registered Trademark--             HINGHAM, MA 02043-9132


       EACH SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!


                        FOUR EASY WAYS TO VOTE YOUR PROXY

  INTERNET: Go to www.aiminvestments.com/proxy and follow the online directions.

 TELEPHONE: Call 1-800-690-6903 and follow the simple instructions.

      MAIL: Vote, sign, date and return your proxy by mail.

 IN PERSON: Vote at the Special Meeting of Shareholders.



AIM MID CAP STOCK FUND (THE "FUND")                                           PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
AN INVESTMENT PORTFOLIO OF AIM STOCK FUNDS                                           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                                                                                                                  HELD JUNE 28, 2005

The undersigned hereby appoints Mark H. Williamson, Robert H. Graham, Kevin M.
Carome, Sidney M. Dilgren and Ofelia M. Mayo, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on June 28, 2005, at 11:00 a.m., Central Time, and at any adjournment or postponement thereof, all of the shares of the FUND which the undersigned would be entitled to vote if personally present. IF THIS
PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED
"FOR" THE APPROVAL OF THE PROPOSAL.

                                                                               NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET,
                                                                                     PLEASE DO NOT RETURN YOUR PROXY CARD.

                                                                                     PROXY MUST BE SIGNED AND DATED BELOW.

                                                                               Dated                         2005
                                                                                     -----------------------


                                                                               -----------------------------------------------------
                                                                               Signature(s) (if held jointly)      (SIGN IN THE BOX)


                                                                                NOTE: PLEASE SIGN EXACTLY
                                                                                AS YOUR NAME APPEARS ON
                                                                                THIS PROXY CARD. All joint
                                                                                owners should sign. When
                                                                                signing as executor,
                                                                                administrator, attorney,
                                                                                trustee or guardian or as
                                                                                custodian for a minor,
                                                                                please give full title as
                                                                                such. If a corporation,
                                                                                limited liability company,
                                                                                or partnership, please sign
                                                                                in full entity name and
                                                                                indicate the signer's
                                                                                position with the entity.

                                               Aim Mid Cap - DH

                                                       PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.   (X)
                                                       PLEASE DO NOT USE FINE POINT PENS.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.


                                                                                               FOR     AGAINST    ABSTAIN

1.   Approve an Agreement and Plan of Reorganization (the "Agreement") under                   ( )       ( )        ( )
     which all of the assets of AIM Mid Cap Stock Fund (the "Fund"), an investment portfolio of AIM Stock Funds, will be transferred to AIM Capital
     Development Fund ("Buying Fund"), an investment portfolio of AIM Equity
     Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and
     Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.


PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS
MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


                         PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN
IT IN THE ENCLOSED ENVELOPE.


